EXHIBIT 4.1
                                                                     -----------

================================================================================
                                             Published CUSIP Number: 80688GAA3



                      AMENDED AND RESTATED CREDIT AGREEMENT

                          Dated as of November 8, 2005

                                      among

                        SCHNITZER STEEL INDUSTRIES, INC.,
                                as the Borrower,

                             BANK OF AMERICA, N.A.,
                   as Administrative Agent, Swing Line Lender
                                       and
                                 an L/C Issuer,

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                              as Syndication Agent,

                         U.S. BANK NATIONAL ASSOCIATION,
                             as Documentation Agent,

                                       and

                         The Other Lenders Party Hereto



                         BANC OF AMERICA SECURITIES LLC,
                                       as
                    Sole Lead Arranger and Sole Book Manager



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

                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----


ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS...................................1
         1.01         Defined Terms...........................................1
         1.02         Other Interpretive Provisions..........................26
         1.03         Accounting Terms.......................................27
         1.04         Exchange Rates; Currency Equivalents...................27
         1.05         Additional Alternative Currencies......................28
         1.06         Change of Currency.....................................28
         1.07         Rounding...............................................29
         1.08         Times of Day...........................................29
         1.09         Letter of Credit Amounts...............................29

ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS............................29
         2.01         Committed Loans........................................29
         2.02         Borrowings, Conversions and Continuations of
                        Committed Loans......................................30
         2.03         Letters of Credit......................................31
         2.04         Swing Line Loans.......................................40
         2.05         Prepayments............................................43
         2.06         Termination or Reduction of Commitments................44
         2.07         Repayment of Loans.....................................44
         2.08         Interest...............................................45
         2.09         Fees...................................................45
         2.10         Computation of Interest and Fees.......................46
         2.11         Evidence of Debt.......................................46
         2.12         Payments Generally; Administrative Agent's Clawback....47
         2.13         Sharing of Payments by Lenders.........................49
         2.14         Increase in Commitments................................50

ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY..........................51
         3.01         Taxes..................................................51
         3.02         Illegality.............................................53
         3.03         Inability to Determine Rates...........................54
         3.04         Increased Costs; Reserves on Eurocurrency Rate Loans...54
         3.05         Compensation for Losses................................56
         3.06         Mitigation Obligations; Replacement of Lenders.........57
         3.07         Survival...............................................57

ARTICLE IV. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS........................58
         4.01         Conditions of Initial Credit Extension.................58
         4.02         Conditions to all Credit Extensions....................59

ARTICLE V. REPRESENTATIONS AND WARRANTIES....................................60
         5.01         Existence, Qualification and Power;
                        Compliance with Laws.................................60
         5.02         Authorization; No Contravention........................60
         5.03         Governmental Authorization; Other Consents.............60
         5.04         Binding Effect.........................................60
         5.05         Financial Statements; No Material Adverse Effect.......61
         5.06         Litigation.............................................61
         5.07         No Default.............................................61

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         5.08         Ownership of Property; Liens...........................62
         5.09         Environmental Compliance...............................62
         5.10         Insurance..............................................62
         5.11         Taxes..................................................62
         5.12         ERISA Compliance.......................................62
         5.13         Subsidiaries; Equity Interests.........................63
         5.14         Margin Regulations; Investment Company Act;
                        Public Utility Holding Company Act...................63
         5.15         Solvency...............................................64
         5.16         Disclosure.............................................64
         5.17         Compliance with Laws...................................64
         5.18         Intellectual Property; Licenses, Etc...................64

ARTICLE VI. AFFIRMATIVE COVENANTS............................................64
         6.01         Financial Statements...................................65
         6.02         Certificates; Other Information........................65
         6.03         Notices................................................67
         6.04         Payment of Obligations.................................67
         6.05         Preservation of Existence, Etc.........................67
         6.06         Maintenance of Properties..............................68
         6.07         Maintenance of Insurance...............................68
         6.08         Compliance with Laws...................................68
         6.09         Books and Records......................................68
         6.10         Inspection Rights......................................68
         6.11         Use of Proceeds........................................68
         6.12         Additional Guarantors..................................68

ARTICLE VII. NEGATIVE COVENANTS..............................................69
         7.01         Liens..................................................70
         7.02         Investments............................................71
         7.03         Indebtedness...........................................71
         7.04         Fundamental Changes....................................72
         7.05         Dispositions...........................................73
         7.06         Restricted Payments....................................73
         7.07         Change in Nature of Business...........................74
         7.08         Transactions with Affiliates...........................74
         7.09         Burdensome Agreements..................................75
         7.10         Use of Proceeds........................................75
         7.11         Financial Covenants....................................75

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES.................................75
         8.01         Events of Default......................................75
         8.02         Remedies Upon Event of Default.........................77
         8.03         Application of Funds...................................78

ARTICLE IX. ADMINISTRATIVE AGENT.............................................79
         9.01         Appointment and Authority..............................79
         9.02         Rights as a Lender.....................................79
         9.03         Exculpatory Provisions.................................79
         9.04         Reliance by Administrative Agent.......................80
         9.05         Delegation of Duties...................................80
         9.06         Resignation of Administrative Agent....................80
         9.07         Non-Reliance on Administrative Agent and
                        Other Lenders........................................81

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         9.08         No Other Duties, Etc...................................82
         9.09         Administrative Agent May File Proofs of Claim..........82
         9.10         Guaranty Matters.......................................82

ARTICLE X. MISCELLANEOUS.....................................................83
         10.01        Amendments, Etc........................................83
         10.02        Notices; Effectiveness; Electronic Communication.......84
         10.03        No Waiver; Cumulative Remedies.........................85
         10.04        Expenses; Indemnity; Damage Waiver.....................86
         10.05        Payments Set Aside.....................................87
         10.06        Successors and Assigns.................................88
         10.07        Treatment of Certain Information; Confidentiality......92
         10.08        Right of Setoff........................................93
         10.09        Interest Rate Limitation...............................93
         10.10        Counterparts; Integration; Effectiveness...............94
         10.11        Survival of Representations and Warranties.............94
         10.12        Severability...........................................94
         10.13        Replacement of Lenders.................................94
         10.14        Governing Law; Jurisdiction; Etc.......................95
         10.15        Waiver of Jury Trial...................................96
         10.16        USA PATRIOT Act Notice.................................96
         10.17        Time of the Essence....................................96
         10.18        Judgment Currency......................................96
         10.19        Oral Agreements........................................97
         SIGNATURES.........................................................S-1

SCHEDULES

         1.01     Mandatory Cost Formulae
         2.01     Commitments and Applicable Percentages
         5.06     Litigation
         5.09     Environmental Matters
         5.12     ERISA Matters
         5.13     Subsidiaries and Other Equity Investments
         5.18     Intellectual Property Matters
         7.01     Existing Liens
         7.03     Existing Indebtedness
         10.02    Administrative Agent's Office; Certain Addresses for Notices
         10.06    Processing and Recordation Fees

EXHIBITS

                  FORM OF

         A        Committed Loan Notice
         B        Swing Line Loan Notice
         C        Note
         D        Compliance Certificate
         E        Assignment and Assumption
         F        Guaranty
         G        Contribution Agreement
         H        Legal Opinion





















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                      AMENDED AND RESTATED CREDIT AGREEMENT

         This AMENDED AND RESTATED CREDIT AGREEMENT ("Agreement") is entered into as of November 8, 2005, among SCHNITZER STEEL INDUSTRIES, INC., an Oregon corporation (the "Borrower"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

                                    RECITALS

         A. The Borrower, Bank of America, N.A., a national banking association ("Bank of America"), Wells Fargo Bank, National Association, a national banking association ("Wells Fargo"), U.S. Bank National Association, a national banking association ("U.S. Bank"), The Bank of Tokyo-Mitsubishi, Ltd., a banking corporation organized under the laws of Japan ("BTM" and together with Bank of America, Wells Fargo and U.S. Bank, collectively, the "Existing Lenders") and Bank of America, N.A., as administrative agent for Existing Lenders (in such capacity, the "Existing Agent"), are parties to that certain Credit Agreement dated as of May 30, 2003 (as amended, restated, supplemented or otherwise modified, the "Existing Credit Agreement") pursuant to which the Existing Lenders have made, or committed to make, revolving loans to the Borrower (collectively, the "Existing Loans").

         B. Immediately prior to the execution and delivery of this Agreement, the Existing Lenders, Citicorp USA, Inc., a Delaware corporation, First Hawaiian Bank, a Hawaii corporation, Comerica West Incorporated, a Delaware corporation, HSBC Bank USA, N.A., a national banking association, JPMorgan Chase Bank, N.A., a national banking association, The Northern Trust Company, an Illinois banking corporation, PNC Bank, National Association, a national banking association (collectively, the "New Lenders"), and the Borrower entered into that certain Assignment and Assumption Agreement dated as of November 8, 2005, pursuant to which the Existing Lenders assigned and sold, and the New Lenders assumed and purchased a portion of the Existing Lenders' rights and obligations under the Existing Credit Agreement.

         C. The Borrower has requested the Lenders and the Administrative Agent to make certain modifications to, and amend and restate in its entirety, the Existing Credit Agreement, which the Lenders and the Administrative Agent have agreed to do on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, the parties hereto hereby agree to amend and restate the Existing Credit Agreement in its entirety as follows:

                                   ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

         1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

         "Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

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

         "Administrative Agent's Office" means, with respect to any currency, the Administrative Agent's address and, as appropriate, account as set forth on
Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

         "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Notwithstanding the foregoing, "Affiliate" shall not mean or include Persons that are a party to the Voting Trust Agreement, except for such Persons who are actively engaged in the senior management of the Borrower.

         "Aggregate Commitments" means the Commitments of all the Lenders.

         "Agreement" means this Credit Agreement.

         "Alternative Currency" means each of Euro, Sterling, Yen and each other currency (other than Dollars) that is approved in accordance with Section 1.05.

         "Alternative Currency Equivalent" means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

         "Alternative Currency Sublimit" means an amount equal to the lesser of the Aggregate Commitments and $25,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Commitments.

         "Applicable Percentage" means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender's Commitment at such time. If the commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

         "Applicable Rate" means the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

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                                 APPLICABLE RATE

                                                  Eurocurrency Rate
                                                          +
                                                  -----------------
Pricing   Consolidated Leverage                    Standby Letters
 Level            Ratio           Commitment Fee      of Credit      Base Rate +
-------   ---------------------   --------------   ---------------   -----------
   1             <0.20:1              0.150%            0.625%         0.000%
   2       =>0.20:1 but <0.30:1       0.175%            0.750%         0.000%
   3       =>0.30:1 but <0.40:1       0.200%            1.000%         0.000%
   4             =>0.40:1             0.250%            1.250%         0.000%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to
Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered. The Applicable Rate in effect from the Closing Date through the first Business Day immediately following the date the Compliance Certificate for the fiscal quarter ended November 30, 2005 is delivered pursuant to Section 6.02(a) shall be determined based upon the Consolidated Leverage Ratio set forth in the certificate delivered to the Administrative Agent pursuant to Section 4.01(a)(vii).

         "Applicable Time" means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or an L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

         "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         "Arranger" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

         "Assignee Group" means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

         "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

         "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.

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         "Attributable Indebtedness" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

         "Audited Financial Statements" means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended August 31, 2004, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

         "Availability Period" means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of each L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

         "Bank of America" means Bank of America, N.A. and its successors.

         "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Committed Loan" means a Committed Loan that is a Base Rate Loan.

         "Base Rate Loan" means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

         "Borrower" has the meaning specified in the introductory paragraph hereto.

         "Borrowing" means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office with respect to Obligations denominated in Dollars is located and:

                  (a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate

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

         Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;

                  (b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day;

                  (c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

                  (d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

         "Cascade" means Cascade Steel Rolling Mills, Inc., an Oregon corporation.

         "Cascade Mini-Mill" means the mini-mill facility for the manufacture of steel reinforcing rod, hot rolled rounds, squares and strip flats owned by Cascade and located in McMinnville, Oregon.

         "Cash Collateralize" has the meaning specified in Section 2.03(g).

         "Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

         "Change of Control" means, with respect to any Person, an event or series of events by which:

                  (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than Persons a party to the Voting Trust Agreement, becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of

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

         the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

                  (b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

         "Closing Date" means the first date all the conditions precedent in
Section 4.01 are satisfied or waived in accordance with Section 10.01.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commitment" means, as to each Lender, its obligation to (a) make Committed Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

         "Committed Borrowing" means a borrowing consisting of simultaneous Committed Loans of the same Type, in the same currency and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

         "Committed Loan" has the meaning specified in Section 2.01.

         "Committed Loan Notice" means a notice of (a) a Committed Borrowing,
(b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

         "Compliance Certificate" means a certificate substantially in the form of Exhibit D.

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

         "Consolidated Capital Expenditures" means, for any period, an amount equal to the sum of (a) 70% of the actual amount of depreciation of the Borrower and its Subsidiaries for the immediately preceding fiscal year (including therein, for each period ending November 30, 2006 or thereafter, the Persons listed in clause (c) below, but excluding therefrom the actual amount of depreciation recorded by the Borrower or a Subsidiary during such period with respect to any Disposed Business), plus (b) to the extent not included in clause
(a) above, 70% of the actual amount of depreciation recorded by the Borrower or a Subsidiary during such period with respect to any business entity, business line or division acquired by the Borrower or a Subsidiary during such period, excluding the Persons listed in clause (c) below, plus (c) for each period ending November 30, 2005 through August 31, 2006, 70% of the actual amount of depreciation of Prolerized New England Company, a New York partnership, MRL, New England Metal Recycling, LLC, a Massachusetts limited liability company, the business acquired by Schnitzer Steel Hawaii Corp., a Delaware corporation, the business acquired by Global Exchange, and H. Finkleman, Inc., a Maine corporation, in each case for the fiscal year ended August 31, 2005.

         "Consolidated Capitalization" means, as of any date of determination, the sum of (a) Consolidated Funded Indebtedness as of such date of determination plus (b) Consolidated Net Worth as of such date of determination.

         "Consolidated Fixed Charge Coverage Ratio" means, as of any date of determination, the ratio of (a) the sum of (i) EBITDA for the Borrower and its Subsidiaries on a consolidated basis (the "Consolidated EBITDA") minus (ii) Consolidated Capital Expenditures to (b) the sum of (i) the Interest Charges for the Borrower and its Subsidiaries on a consolidated basis (the "Consolidated Interest Charges") plus (ii) the provision for Federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries as included in calculating the Net Income of the Borrower and its Subsidiaries on a consolidated basis plus (iii) regularly scheduled principal payments required to be made by the Borrower and its Subsidiaries on Consolidated Funded Indebtedness (collectively, the "Consolidated Principal Payments") plus (iv) dividends or other distributions paid in cash with respect to any Equity Interest in the Borrower and payments (including any sinking fund or similar deposit) paid in cash on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interest in the Borrower, in all cases for the period of the four prior fiscal quarters ending on such date of determination. For purposes of calculating the Consolidated Fixed Charge Coverage Ratio for any period, if the Borrower or any Subsidiary sells or otherwise transfers any business entity, business line or division to a Person not an Affiliate of the Borrower or such Subsidiary (each, a "Disposed Business") during such period, then: (a) Consolidated EBITDA for such period shall exclude (to the extent included) the EBITDA of each such Disposed Business; (b) Consolidated Interest Charges and Consolidated Principal Payments shall exclude (to the extent included) Interest Charges accrued, paid or payable in connection with, and regularly scheduled principal payments required to be made by the Borrower and its Subsidiaries on, Consolidated Funded Indebtedness assumed by the purchaser or other transferee of any Disposed Business; and (c) the provision for Federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries shall be adjusted on a pro forma basis to give effect to the sale or other transfer of the Disposed Business, in each case as if such sale or transfer had occurred on the first day of the period.

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

         "Consolidated Funded Indebtedness" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, without duplication, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers' acceptances and bank guaranties,
(d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business),
(e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Borrower or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary.

         "Consolidated Leverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date of determination to (b) Consolidated Capitalization as of such date of determination.

         "Consolidated Net Worth" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, Shareholders' Equity of the Borrower and its Subsidiaries on that date.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Contribution Agreement" means the Indemnity, Subrogation and Contribution Agreement made by the Borrower and the Guarantors from time to time a party thereto, substantially in the form of Exhibit G.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

         "Credit Extension" means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

         "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

         "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

         "Default Rate" means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus
(ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate and any Mandatory Cost) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

         "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Committed Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

         "Disposed Business" has the meaning specified in the definition of "Consolidated Fixed Charge Coverage Ratio."

         "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

         "Dollar" and "$" mean lawful money of the United States.

         "Dollar Equivalent" means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or an L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

         "Domestic Subsidiary" means any Subsidiary that is organized under the laws of any political subdivision of the United States.

         "Eligible Assignee" means: (a) a Lender; (b) an Affiliate of a Lender;
(c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, each L/C Issuer and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries; and provided further, however, that an Eligible Assignee shall include only a Lender, an Affiliate of a Lender or another Person, which, through its Lending Offices, is capable of lending the applicable Alternative Currencies to the Borrower without the imposition of any additional Indemnified Taxes.

         "EBITDA" means, for any period, for any Person or Disposed Business, an amount equal to Net Income of such Person or Disposed Business for such period plus (a) the following to the extent deducted in calculating such Net Income: (i) Interest Charges of such Person or Disposed Business for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by such Person or Disposed Business for such period, (iii) the amount of depreciation and amortization expense deducted in determining such Net Income, (iv) other non-recurring expenses of such Person or Disposed Business reducing such Net Income which do not represent a cash item in such period or any future period, and (v) non-cash expenses of such Person or Disposed Business resulting from the application of Statement of Financial Accounting Standards No. 123 (revised), and minus (b) the following to the extent included in calculating such Net Income: (i) Federal, state, local and foreign income tax credits of such Person or Disposed Business for such period and (ii) all items of such Person or Disposed Business increasing such Net Income which do not represent a cash item in such period or any future period.

         "EMU" means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

         "EMU Legislation" means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

         "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

         "Euro" and "EUR" mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

         "Eurocurrency Rate" means, for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "Eurocurrency Rate" for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

         "Eurocurrency Rate Loan" means a Committed Loan that bears interest at a rate based on the Eurocurrency Rate. Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency. All Committed Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.

         "Event of Default" has the meaning specified in Section 8.01.

         "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the

Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 10.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to
Section 3.01(a).

         "FCPA Investigation" means the investigation by the Department of Justice and the SEC of possible violations of the Foreign Corrupt Practices Act of 1977 (Pub. L. No. 95-23, 91 Stat. 1494) resulting from alleged practices of paying commissions to purchasing managers of the Borrower's and its Subsidiaries' customers in Asia in connection with export sales of recycled steel.

         "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

         "Fee Letter" means the letter agreement, dated September 2, 2005, among the Borrower, the Administrative Agent and the Arranger.

         "Foreign Lender" means, with respect to the Borrower, any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "FRB" means the Board of Governors of the Federal Reserve System of the United States.

         "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

         "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

         "Global Exchange" means Schnitzer Global Exchange Corp., a Delaware corporation.

         "Governmental Authority" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

         "Granting Lender" has the meaning specified in Section 10.06(h).

         "Guarantee" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

         "Guarantors" means, collectively, Manufacturing Management, Inc., an Oregon corporation, General Metals of Tacoma, Inc., a Washington corporation, Cascade, Norprop, Inc., an Oregon corporation, Joint Venture Operations, Inc., a Delaware corporation, Proleride Transport Systems, Inc., a Delaware corporation, Proler Steel, Inc., a Delaware corporation, Proler International Corp., a Delaware corporation, PNP Commercial Acquisition, LLC, a Delaware limited liability company, Prolerized New England Company, a New York partnership, Global Exchange, Greenleaf Auto Recyclers, LLC, a Delaware limited liability company, Pick-N-Pull Auto Dismantlers, a California general partnership, Pick and Pull Auto Dismantling, Inc., a California corporation, Regional Recycling, Inc., an Oregon corporation, Schnitzer Southeast, LLC, a Georgia limited liability company, TTS Recycling LLC, a Delaware limited liability company, Schnitzer Steel Hawaii Corp., a Delaware corporation, Pick-N-Pull Auto Dismantlers, Stockton, LLC, a California limited liability company and the other Domestic Subsidiaries which from time to time become a Guarantor pursuant to
Section 6.12.

         "Guaranty" means the Amended and Restated Continuing Guaranty made by the Guarantors from time to time a party thereto in favor of the Administrative Agent on behalf of the Lenders, substantially in the form of Exhibit F.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

                  (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

                  (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances and bank guaranties;

                  (c) net obligations of such Person under any Swap Contract;

                  (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business that are not past due for more than 60 days after the date on which such trade account payable was created);

                  (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

                  (f) capital leases and Synthetic Lease Obligations;

                  (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

                  (h) all Guarantees of such Person in respect of any of the foregoing.

         For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

         "Indemnified Taxes" means Taxes other than Excluded Taxes.

         "Indemnitees" has the meaning specified in Section 10.04(b).

         "Information" has the meaning specified in Section 10.07.

         "Intangible Assets" means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

         "Interest Charges" means, for any period, for any Person or Disposed Business, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of such Person or Disposed Business in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of such Person or Disposed Business with respect to such period under capital leases that is treated as interest in accordance with GAAP.

         "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the first Business Day after the end of each March, June, September and December and the Maturity Date.

         "Interest Period" means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice or such other period that is twelve months or less requested by the Borrower and consented to by all the Lenders; provided that:

                  (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iii) no Interest Period shall extend beyond the Maturity
         Date.

         "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

         "IP Rights" has the meaning specified in Section 5.18.

         "IRS" means the United States Internal Revenue Service.

         "ISP" means, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

         "Issuer Documents" means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by an L/C Issuer and the Borrower (or any Subsidiary) or in favor of such L/C Issuer and relating to any such Letter of Credit.

         "Joint Venture" means any Person in which the Borrower owns an Equity Interest, directly, or indirectly through one or more intermediaries, or both, which is accounted for by the Borrower using the equity method of accounting.

         "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

         "L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars.

         "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing. All L/C Borrowings shall be denominated in Dollars.

         "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

         "L/C Issuers" means, collectively, Bank of America in its capacity as an issuer of Letters of Credit hereunder, each other Lender which, with the written consent of the Borrower and written notice to the Administrative Agent, is the issuer of one or more Letters of Credit, and any successor issuers of Letters of Credit permitted hereunder.

         "L/C Obligations" means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

         "Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

         "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

         "Letter of Credit" means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit. All Letters of Credit shall be denominated in Dollars.

         "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.

         "Letter of Credit Expiration Date" means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

         "Letter of Credit Fee" has the meaning specified in Section 2.03(i).

         "Letter of Credit Sublimit" means an amount equal to $300,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

         "Loan" means an extension of credit by a Lender to the Borrower under
Article II in the form of a Committed Loan or a Swing Line Loan.

         "Loan Documents" means this Agreement, each Note, each Issuer Document, the Fee Letter, the Guaranty and the Contribution Agreement.

         "Loan Parties" means, collectively, the Borrower and each Guarantor.

         "Mandatory Cost" means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.01.

         "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (whether an actual liability or a contingent liability that could reasonably be expected to become an actual liability), condition (whether financial or otherwise) of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Borrower or any other Loan Party that is a Material Subsidiary to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

         "Material Subsidiary" means, as of any date of determination, any Subsidiary (i) whose Total Revenue is equal to 5% or more of the sum of (a) the Total Revenue of the Borrower and its Subsidiaries on a consolidated basis plus
(b) the intercompany revenue between and/or among the Borrower and its Subsidiaries not classified in the same business segment of the Borrower (E.G. auto parts, metals recycling, steel manufacturing) to the extent eliminated on a consolidated basis in accordance with GAAP, in each case for the period of the four prior fiscal quarters ending on such date of determination and/or (ii) whose Total Assets are equal to 5% or more of the Total Assets of the Borrower and its Subsidiaries on a consolidated basis as of such date of determination. For purposes of this Agreement, "Total Assets" means, as of any date of determination, for any Person, the total assets of such Person and its Subsidiaries on a consolidated basis on that date and "Total Revenue" means, for any period, for any Person, the total revenue of such Person and its Subsidiaries on a consolidated basis for that period. For purposes of this Agreement, when calculating the Total Assets or Total Revenue of any Person as of any date of determination or any period ending on any date of determination, the following provisions apply both in respect of such Person and its Subsidiaries on a consolidated basis and the Borrower and its Subsidiaries on a consolidated basis:

                  (a) If the relevant date of determination occurs within the 12 month period immediately succeeding the date that a Person became a Subsidiary, then the Total Revenues of such Person for the period of the four prior fiscal quarters ending on such date of determination shall, for purposes of this Agreement, be deemed to be an amount equal to the projected total revenue of such Person (based on the Borrower's management's good faith estimate of the projected financial performance of such Person) for the period of 12 consecutive months commencing on the first day of the month next following the date that such Person became a Subsidiary;

                  (b) If the relevant date of determination occurs within the 12 month period immediately succeeding the date that the Borrower or a Subsidiary acquired all or substantially all of the assets of, or a business line or a division of, any Person, then the Total Revenues of the Borrower or such Subsidiary for the period of the four prior fiscal quarters ending on such date of determination shall, for purposes of this Agreement, be deemed to exclude the actual amount of revenue derived from the assets, business line or division acquired and include an amount equal to the revenue projected to be derived from the assets, business line or division acquired (based on the Borrower's management's good faith estimate of the projected financial performance of such assets, business line or division) for the period of 12 consecutive months commencing on the first day of the month next following the date that the Borrower or such Subsidiary acquired such assets, business line or division; and

                  (c) In all other cases, the Total Assets and Total Revenue of a Person shall be the actual amount thereof as reflected in the most recent financial statements furnished pursuant to Section 6.01(a) or 6.01(b).

         "Maturity Date" means November 8, 2010.

         "MRL" means Metals Recycling, LLC, a Rhode Island limited liability company

         "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

         "Net Income" means, for any period, for any Person or Disposed Business, the net income of such Person or Disposed Business (excluding both extraordinary gains and extraordinary losses) for that period.

         "Note" means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C.

         "Obligations" means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and (b) all debts, liabilities, obligations, covenants and duties of the Borrower owing to any Lender or any Affiliate of any Lender and arising under any Swap Contract permitted by Section 7.03(d), whether absolute or contingent, due or to become due, now existing or hereafter arising, and, in each case, including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

         "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

         "Other Taxes" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

         "Outstanding Amount" means (i) with respect to Committed Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Committed Loans occurring on such date; (ii) with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date; and (iii) with respect to any L/C Obligations on any date, the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

         "Overnight Rate" means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, an L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

         "Participant" has the meaning specified in Section 10.06(d).

         "Participating Member State" means each state so described in any EMU Legislation.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

         "Permitted Acquisition" means any non-hostile acquisition, whether by purchase, merger or otherwise, of all or substantially all of the assets of, or 50% or more of the voting capital stock of, or a business line or a division of, any Person; provided that:

                  (i) all Persons, assets, business lines or divisions acquired shall be in a line of business substantially similar to the types of business conducted by the Borrower and its Subsidiaries on the date hereof or such other lines of business as may be consented to by Required Lenders;

                  (ii) no Default or Event of Default shall then exist or would exist after giving effect to such acquisition;

                  (iii) as of the closing of any acquisition, such acquisition shall have been approved by the board of directors or equivalent governing body of the Person to be acquired or from which such assets, business line or division is to be acquired;

                  (iv) not less than 10 Business Days prior to the consummation of any acquisition for cash consideration (including assumed liabilities, earnout payments and any other deferred payment) in excess of $50,000,000, the Borrower shall have delivered to the Administrative Agent (A) a written description of the Person, assets, business line or division to be acquired and its operations and (B) a certificate of a Responsible Officer demonstrating to the reasonable satisfaction of the Administrative Agent that, after giving effect to such acquisition, the Borrower will be in pro forma compliance with all of the terms and provisions of the financial covenants set forth in Section 7.11; and

                  (v) if such acquisition is structured as a merger, and (A) such merger is with the Borrower, then the Borrower shall be the surviving Person after giving effect to such merger or (B) such merger is with a Subsidiary, then such Subsidiary shall be the surviving Person after giving effect to such merger, provided, however, if such Subsidiary was created for the sole purpose of the acquisition and as part of the acquisition is merged into the Person acquired, such Person shall be a wholly-owned Subsidiary.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Pick-N-Pull Subsidiaries" means, collectively, Pick-N-Pull Auto Dismantlers LLC, a California limited liability company, Pick-N-Pull Auto Dismantlers, Oakland (General Partnership), a California general partnership, Pick-N-Pull Auto Dismantlers, Nevada LLC, a Nevada limited liability company, Pick-N-Pull Auto Dismantlers, San Jose (General Partnership), a California general partnership, Pick-N-Pull Auto Dismantlers, Chicago L.L.C., an Illinois limited liability company, and Western Pick-N-Pull Auto Dismantlers, a Utah general partnership.

         "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

         "Register" has the meaning specified in Section 10.04(c).

         "Registered Public Accounting Firm" has the meaning specified in the Securities Laws and shall be independent of the Borrower as prescribed by the Securities Laws.

         "Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

         "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

         "Required Lenders" means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed "held" by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

         "Responsible Officer" means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, controller or general counsel of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

         "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Borrower's stockholders, partners or members (or the equivalent Person thereof).

         "Revaluation Date" means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and
(iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an

Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by an L/C Issuer under an Letter of Credit issued by it denominated in an Alternative Currency, and
(iv) such additional dates as the Administrative Agent or an L/C Issuer shall determine or the Required Lenders shall require.

         "Same Day Funds" means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or an L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

         "Sarbanes-Oxley" means the Sarbanes-Oxley Act of 2002.

         "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

         "Securities Laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

         "Shareholders' Equity" means, as of any date of determination, consolidated shareholders' equity of the Borrower and its Subsidiaries as of that date determined in accordance with GAAP.

         "Solvent" means, as to any Person at a particular time, if, at such time both (a) (i) the then fair saleable value of the property of such Person on a going concern basis is (A) greater than the total amount of liabilities (including contingent liabilities) of such Person as they mature in the ordinary course and (B) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (b) such Person is "solvent" within the meaning given that term and similar terms under applicable Laws relating to fraudulent transfers and conveyances. For purposes of this definition, the debts and liabilities of a Person, contingent or otherwise, shall include the amount of all debts and liabilities that are relevant under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), and the assets of a Person shall give effect to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Person pursuant to applicable Law or pursuant to the terms of any agreement (including the Contribution Agreement).

         "SPC" has the meaning specified in Section 10.06(h).

         "Special Notice Currency" means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

         "Spot Rate" for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

         "Sterling" and "(pound)" mean the lawful currency of the United
Kingdom.

         "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of capital stock or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

         "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

         "Swing Line" means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

         "Swing Line Borrowing" means a borrowing of a Swing Line Loan pursuant to Section 2.04.

         "Swing Line Lender" means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

         "Swing Line Loan" has the meaning specified in Section 2.04(a).

         "Swing Line Loan Notice" means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

         "Swing Line Sublimit" means an amount equal to the lesser of (a) $25,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

         "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

         "TARGET Day" means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

         "Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

         "Threshold Amount" means $10,000,000.

         "Total Assets" has the meaning specified in the definition of "Material Subsidiary" and the amount thereof shall be calculated in accordance with the provisions set forth in such definition.

         "Total Outstandings" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

         "Total Revenue" has the meaning specified in the definition of "Material Subsidiary" and the amount thereof shall be calculated in accordance with the provisions set forth in such definition.

         "Type" means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

         "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "United States" and "U.S." mean the United States of America.

         "Unreimbursed Amount" has the meaning specified in Section 2.03(c)(i).

         "Voting Trust Agreement" means Schnitzer Steel Industries, Inc. 2001 Restated Voting Trust and Buy-Sell Agreement dated as of March 26, 2001, as amended, restated, extended, supplemented or otherwise modified in writing from time to time.

         "Yen" and "(Y)" mean the lawful currency of Japan.

         1.02 OTHER INTERPRETIVE PROVISIONS. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

         (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein," "hereof" and "hereunder," and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, repealing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         (b) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

         (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

         1.03 ACCOUNTING TERMS.

         (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

         (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         (c) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Borrower and its Subsidiaries or to the determination of any amount for the Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB Interpretation No. 46 - Consolidation of Variable Interest Entities: an interpretation of ARB No. 51 (January 2003) as if such variable interest entity were a Subsidiary as defined herein.

         1.04 EXCHANGE RATES; CURRENCY EQUIVALENTS.

         (a) The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Committed Borrowings and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent.

         (b) Wherever in this Agreement in connection with a Committed Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Committed Borrowing or Eurocurrency Rate Loan is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent.

         1.05 ADDITIONAL ALTERNATIVE CURRENCIES.

         (a) The Borrower may from time to time request that Eurocurrency Rate Loans be made in a currency other than those specifically listed in the definition of "Alternative Currency;" provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent and the Lenders.

         (b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 20 Business Days prior to the date of the desired Credit Extension. The Administrative Agent shall promptly notify each Lender thereof. Each Lender shall notify the Administrative Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans in such requested currency.

         (c) Any failure by a Lender to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender to permit Eurocurrency Rate Loans to be made in such requested currency. If the Administrative Agent and all the Lenders consent to making Eurocurrency Rate Loans in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Committed Borrowings of Eurocurrency Rate Loans. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.05, the Administrative Agent shall promptly so notify the Borrower.

         1.06 CHANGE OF CURRENCY.

         (a) Each obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as

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

its lawful currency; provided that if any Committed Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Committed Borrowing, at the end of the then current Interest Period.

         (b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

         (c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

         1.07 ROUNDING. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

         1.08 TIMES OF DAY. Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).

         1.09 LETTER OF CREDIT AMOUNTS. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

                                   ARTICLE II.
                      THE COMMITMENTS AND CREDIT EXTENSIONS

         2.01 COMMITTED LOANS. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Committed Loan") to the Borrower in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment, and (iii) the aggregate Outstanding Amount of all Committed Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and

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

reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

         2.02 BORROWINGS, CONVERSIONS AND CONTINUATIONS OF COMMITTED LOANS.

         (a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Committed Loans,
(ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, and (iii) on the requested date of any Borrowing of Base Rate Committed Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Committed Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, and (vi) the currency of the Committed Loans to be borrowed. If the Borrower fails to specify a currency in a Committed Loan Notice requesting a Borrowing, then the Committed Loans so requested shall be made in Dollars. If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Committed Loans denominated in an Alternative Currency, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Committed Loan may be converted into or continued as a Committed Loan denominated in a different currency, but instead must be prepaid in the original currency of such Committed Loan and reborrowed in the other currency.

         (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Applicable Percentage of the

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

applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Committed Loans denominated in a currency other than Dollars, in each case as described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent's Office for the applicable currency not later than 1:00 p.m., in the case of any Committed Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Committed Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing denominated in Dollars is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the Borrower as provided above.

         (c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans (whether in Dollars or any Alternative Currency) without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

         (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

         (e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Committed Loans.

         2.03 LETTERS OF CREDIT.

         (a) The Letter of Credit Commitment.

                  (i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer severally agrees, in reliance upon the agreements of the Lenders set forth in this

         Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars for the account of the Borrower, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Outstandings shall not exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

                  (ii) No L/C Issuer shall issue any Letter of Credit, if:

                           (A) subject to Section 2.03(b)(iii), the expiry date
                  of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

                           (B) the expiry date of such requested Letter of
                  Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

                  (iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

                           (A) any order, judgment or decree of any Governmental
                  Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

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

                           (B) the issuance of such Letter of Credit would
                  violate one or more policies of such L/C Issuer;

                           (C) except as otherwise agreed by the Administrative
                  Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit;

                           (D) such Letter of Credit is to be denominated in a
                  currency other than Dollars;

                           (E) such Letter of Credit contains any provisions for
                  automatic reinstatement of the stated amount after any drawing thereunder; or

                           (F) a default of any Lender's obligations to fund
                  under Section 2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless such L/C Issuer has entered into satisfactory arrangements with the Borrower or such Lender to eliminate such L/C Issuer's risk with respect to such Lender.

                  (iv) Such L/C Issuer shall not amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

                  (v) Such L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

                  (vi) Such L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in
         Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.

         (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

                  (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least three Business Days (or such later date and time as the Administrative Agent and the applicable L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the applicable L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the applicable L/C Issuer may require. Additionally, the Borrower shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the applicable L/C Issuer or the Administrative Agent may require.

                  (ii) Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the applicable L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the applicable L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Applicable Percentage times the amount of such Letter of Credit.

                  (iii) If the Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an "Auto-Extension Letter of Credit"); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Non-Extension Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such

         Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause
         (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.

                  (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

         (c) Drawings and Reimbursements; Funding of Participations.

                  (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by an L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse the applicable L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the applicable L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Lender's Applicable Percentage thereof. In such event, the Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in
         Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (ii) Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the applicable L/C Issuer, in Dollars, at the Administrative Agent's Office for Dollar-denominated payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the

         Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer in Dollars.

                  (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

                  (iv) Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Applicable Percentage of such amount shall be solely for the account of such L/C Issuer.

                  (v) Each Lender's obligation to make Committed Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Borrower, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

                  (vi) If any Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the applicable L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

         (d) Repayment of Participations.

                  (i) At any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in Dollars and in the same funds as those received by the Administrative Agent.

                  (ii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section
         10.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

         (e) Obligations Absolute. The obligation of the Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit issued by such L/C Issuer and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                  (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

                  (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                  (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                  (iv) any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                  (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.

         The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the applicable L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.

         (f) Role of L/C Issuers. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the applicable L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the applicable L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the applicable L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the applicable L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of
Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the applicable L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer's willful misconduct or gross negligence or such L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, an L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         (g) Cash Collateral.

                  (i) Upon the request of the Administrative Agent, (A) if an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or
         (B) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations.

                  (ii) Sections 2.05 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this
         Section 2.03, Section 2.05 and Section 8.02(c), "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the applicable L/C Issuers and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the applicable L/C Issuers (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the applicable L/C Issuers and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

         (h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued,
(i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

         (i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, in Dollars, a Letter of Credit fee (the "Letter of Credit Fee") (i) for each commercial Letter of Credit equal to 1% per annum times the daily amount available to be drawn under such Letter of Credit, and (ii) for each standby Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and
(ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each standby Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

         (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the applicable L/C Issuer for its own account, in Dollars, a fronting fee (i) with respect to each commercial Letter of Credit, at 0.125% per annum, computed on the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the Borrower and the applicable L/C Issuer, computed on the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit, at 0.125% per annum, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the first Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. In addition, the Borrower shall pay directly to the applicable L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

         (k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

         2.04 SWING LINE LOANS.

         (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans in Dollars (each such loan, a "Swing Line Loan") to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender's Commitment; provided, however, that after giving effect to any Swing Line Loan,
(i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Applicable Percentage times the amount of such Swing Line Loan.

         (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in Same Day Funds.

         (c) Refinancing of Swing Line Loans.

                  (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Committed Loan in an amount equal to such Lender's Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in
         Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent's Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

                  (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Committed Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

                  (iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

                  (iv) Each Lender's obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

         (d) Repayment of Participations.

                  (i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded) in the same funds as those received by the Swing Line Lender.

                  (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

         (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.04 to refinance such Lender's Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

         (f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

         2.05 PREPAYMENTS.

         (a) The Borrower may, upon notice from the Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that
(i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (B) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies , and (C) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurocurrency Rate Loans denominated in Dollars shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; (iii) any prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies shall be in a minimum principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iv) any prepayment of Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid and, if Eurocurrency Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.

         (b) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and
(ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

         (c) If the Administrative Agent notifies the Borrower at any time that the Total Outstandings at such time exceed an amount equal to 105% of the Aggregate Commitments then in effect, then, within two Business Days after receipt of such notice, the Borrower shall prepay Loans and/or the Borrower shall Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Aggregate Commitments then in effect; provided, however, that, subject to the provisions of Section 2.03(g)(ii), the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Loans the Total Outstandings exceed the Aggregate Commitments then in effect. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of further exchange rate fluctuations.

         (d) If the Administrative Agent notifies the Borrower at any time that the Outstanding Amount of all Loans denominated in Alternative Currencies at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect, then, within two Business Days after receipt of such notice, the Borrower shall prepay Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.

         2.06 TERMINATION OR REDUCTION OF COMMITMENTS. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Alternative Currency Sublimit, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. The amount of any such Aggregate Commitment reduction shall not be applied to the Alternative Currency Sublimit or the Letter of Credit Sublimit unless otherwise specified by the Borrower. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

         2.07 REPAYMENT OF LOANS.

         (a) The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans made to the Borrower outstanding on such date.

         (b) The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date.

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

         2.08 INTEREST.

         (a) Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate plus (in the case of a Eurocurrency Rate Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

         (b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

                  (ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

                  (iii) Upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

                  (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

         (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

         2.09 FEES. In addition to certain fees described in subsections (i) and
(j) of Section 2.03:

         (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee in Dollars equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Committed Loans and (ii) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in

Article IV is not met, and shall be due and payable quarterly in arrears on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

         (b) Other Fees.

                  (i) The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

                  (ii) The Borrower shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

         2.10 COMPUTATION OF INTEREST AND FEES. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Committed Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

         2.11 EVIDENCE OF DEBT.

         (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to the Borrower made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's

Loans to the Borrower in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

         (b) In addition to the accounts and records referred to in subsection
(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

         2.12 PAYMENTS GENERALLY; ADMINISTRATIVE AGENT'S CLAWBACK.

         (a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff provided, however, that the foregoing shall not override any contrary provision contained in any Swap Contract. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent's Office in Dollars and in Same Day Funds not later than 1:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrower hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent's Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, the Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, the Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent (i) after 1:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

         (b) Automatic Deduction. On each date when the payment of any principal, interest or fees are due hereunder or under any Note, the Borrower agrees to maintain on deposit in an ordinary checking account maintained by Borrower with Agent (as such account shall be designated by the Borrower in a written notice to the Administrative Agent from time to time, the "Borrower Account") an amount sufficient to pay such principal, interest or fees in full. The Borrower hereby authorizes the Administrative Agent (i) to deduct automatically all principal, interest or fees when due hereunder, or under the Notes form the Borrower Account, and (ii) if and to the extent any payment under this Agreement or any other Loan Document is not made when due, to deduct automatically any such amount from any or all of the accounts of the Borrower maintained with Bank of America. The Administrative Agent agrees to provide timely notice to the Borrower of any automatic deduction made pursuant to this subsection (b).

         (c) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of Eurocurrency Rate Loans (or, in the case of any Committed Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Committed Borrowing) that such Lender will not make available to the Administrative Agent such Lender's share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender's Committed Loan included in such Committed Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

         (ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or such L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

         A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

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

         (d) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to the Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in
Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

         (e) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).

         (f) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

         2.13 SHARING OF PAYMENTS BY LENDERS. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender's receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and
(b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:

         (a) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

         (b) the provisions of this Section shall not be construed to apply to
(x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

         The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Laws, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

         2.14 INCREASE IN COMMITMENTS.

         (a) Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time, request an increase in the Aggregate Commitments by an amount (for all such requests) not exceeding $100,000,000; provided that
(i) any such request for an increase shall be in a minimum amount of $25,000,000, and (ii) the Borrower may make a maximum of three such requests. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

         (b) Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

         (c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrower and each Lender of the Lenders' responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent and the L/C Issuers (which approvals shall not be unreasonably withheld), the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

         (d) Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the "Increase Effective Date") and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.

         (e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date,

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

and except that for purposes of this Section 2.14, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and
(b), respectively, of Section 6.01, and (B) no Default exists. The Borrower shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.

         (f) Conflicting Provisions. This Section shall supersede any provisions in Sections 2.13 or 10.01 to the contrary.

                                  ARTICLE III.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

         3.01 TAXES.

         (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required by applicable Laws to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Laws.

         (b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.

         (c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and each L/C Issuer, within 30 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or such L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error.

         (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such

Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

         (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements, including, for each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code, duly completed copies of Internal Revenue Service Form W-9.

         Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

                  (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

                  (ii) duly completed copies of Internal Revenue Service Form W-8ECI,

                  (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code,
         (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

                  (iv) any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower to determine the withholding or deduction required to be made.

         Without limiting the obligations of the Lenders set forth above regarding delivery of certain forms and documents to establish each Lender's status for U.S. withholding tax purposes,

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

each Lender agrees promptly to deliver to the Administrative Agent or the Borrower, as the Administrative Agent or the Borrower shall reasonably request, on or prior to the Closing Date, and in a timely fashion thereafter, such other documents and forms required by any relevant taxing authorities under the Laws of any other jurisdiction, duly executed and completed by such Lender, as are required under such Laws to confirm such Lender's entitlement to any available exemption from, or reduction of, applicable withholding taxes in respect of all payments to be made to such Lender outside of the U.S. by the Borrower pursuant to this Agreement or otherwise to establish such Lender's status for withholding tax purposes in such other jurisdiction. Each Lender shall promptly (i) notify the Administrative Agent of any change in circumstances which would modify or render invalid any such claimed exemption or reduction, and (ii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any such jurisdiction that the Borrower make any deduction or withholding for taxes from amounts payable to such Lender. Additionally, each of the Borrower shall promptly deliver to the Administrative Agent or any Lender, as the Administrative Agent or such Lender shall reasonably request, on or prior to the Closing Date, and in a timely fashion thereafter, such documents and forms required by any relevant taxing authorities under the Laws of any jurisdiction, duly executed and completed by the Borrower, as are required to be furnished by such Lender or the Administrative Agent under such Laws in connection with any payment by the Administrative Agent or any Lender of Taxes or Other Taxes, or otherwise in connection with the Loan Documents, with respect to such jurisdiction.

         (f) Treatment of Certain Refunds. If the Administrative Agent, any Lender or any L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or such L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Lender or such L/C Issuer, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such L/C Issuer in the event the Administrative Agent, such Lender or such L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or any L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

         3.02 ILLEGALITY. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans (whether denominated in Dollars or an Alternative Currency), or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative

Currency in the applicable interbank market, then, on prompt notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Committed Loans to Eurocurrency Rate Loans, shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all such Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

         3.03 INABILITY TO DETERMINE RATES. If the Required Lenders determine that for any reason in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (a) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency), or (c) the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

         3.04 INCREASED COSTS; RESERVES ON EUROCURRENCY RATE LOANS.

         (a) Increased Costs Generally. If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except (A) any reserve requirement contemplated by Section 3.04(e) and (B) the requirements of the Bank of England and the Financial Services Authority or the European Central Bank reflected in the Mandatory Cost, other than as set forth below) or any L/C Issuer;

                  (ii) subject any Lender or any L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurocurrency Rate Loan made by it, or change the basis of taxation of payments to such Lender or such L/C Issuer in respect thereof (except for Indemnified

         Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or such L/C Issuer);

                  (iii) cause the Mandatory Cost, as calculated hereunder, to not represent the cost to any Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining Eurocurrency Rate Loans; or

                  (iv) impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or participation therein which such Lender or L/C Issuer in good faith deems material;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

         (b) Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender's or such L/C Issuer's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or such L/C Issuer's capital or on the capital of such Lender's or such L/C Issuer's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender's or such L/C Issuer's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such L/C Issuer's policies and the policies of such Lender's or such L/C Issuer's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender's or such L/C Issuer's holding company for any such reduction suffered.

         (c) Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

         (d) Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a

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

waiver of such Lender's or such L/C Issuer's right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or such L/C Issuer's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

         (e) Additional Reserve Requirements. The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 15 days' prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 15 days from receipt of such notice.

         (f) Requirements Specific to a Lender or L/C Issuer. Notwithstanding any provision in subsections (a) and (b) of this Section 3.04 to the contrary, this Section shall not impose any payment obligation upon the Borrower if the increase in the cost to or the reduction in the amount of any sum received or receivable by the Lender or the L/C Issuer making a claim for compensation under subsections (a) and (b) of this Section 3.04 resulted not from the general application of an introduction of or a change in or in the interpretation of a Law, but instead resulted from specific requirements or directives imposed by a Governmental Authority only upon the Lender or the L/C Issuer making a claim for compensation under subsections (a) and (b) of this Section 3.04.

         3.05 COMPENSATION FOR LOSSES. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

         (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

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

         (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

         (c) any failure by the Borrower to make payment of any Loan (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

         (d) any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

         3.06 MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.

         (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to
Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section
3.01 or 3.04 , as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

         (b) Replacement of Lenders. If any Lender requests compensation under
Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 3.04, the Borrower may replace such Lender in accordance with Section 10.13.

         3.07 SURVIVAL. All of the Borrower's obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

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

                                   ARTICLE IV.
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

         4.01 CONDITIONS OF INITIAL CREDIT EXTENSION. The obligation of each Lender and each L/C Issuer to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

         (a) The Administrative Agent's receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the
Lenders:

                  (i) executed counterparts of this Agreement, the Guaranty and the Contribution Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

                  (ii) Notes executed by the Borrower in favor of each Lender requesting Notes;

                  (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

                  (iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that the Borrower and each other Loan Party is duly organized or formed, and that the Borrower and each other Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

                  (v) a favorable opinion of Stoel Rives LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit H and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

                  (vi) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

                  (vii) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and 4.02(b) have been satisfied, (B) that there has been no event or circumstance since May 31, 2005 that has had or

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

         could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and (C) a calculation of the Consolidated Leverage Ratio as of the last day of the fiscal quarter of the Borrower most recently ended prior to the Closing Date;

                  (viii) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuers, the Swing Line Lender or the Required Lenders reasonably may require.

         (b) Any fees required to be paid on or before the Closing Date shall have been paid.

         (c) Unless waived by the Administrative Agent, the Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

         (d) The Closing Date shall have occurred on or before November 11, 2005.

         Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

         4.02 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:

         (a) The representations and warranties of (i) the Borrower contained in
Article V and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and
(b), respectively, of Section 6.01.

         (b) No Default shall exist, or would result from such proposed Credit Extension or the application of the proceeds thereof.

         (c) The Administrative Agent and, if applicable, the applicable L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

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

         (d) In the case of a Borrowing to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent or the Required Lenders would make it impracticable for such Borrowing to be denominated in the relevant Alternative Currency.

         Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and 4.02(b) have been satisfied on and as of the date of the applicable Credit Extension.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Administrative Agent and the Lenders that:

         5.01 EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS. Each Loan Party (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

         5.02 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

         5.03 GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

         5.04 BINDING EFFECT. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered

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

will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors' rights generally.

         5.05 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

         (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) to the extent required by GAAP, show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

         (b) The unaudited condensed consolidated balance sheet of the Borrower and its Subsidiaries dated May 31, 2005, and the related condensed consolidated statements of income or operations, shareholders' equity and cash flows for the nine month period ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of certain footnotes and to normal year-end audit adjustments, and (iii) to the extent required by GAAP, show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the date of such financial statements, not otherwise reflected in the most recent statements furnished pursuant to Section 6.01(a), including liabilities for taxes, material commitments and Indebtedness.

         (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect other than the FCPA Investigation and matters specifically disclosed in Schedules 5.06, 5.09 and 5.12.

         5.06 LITIGATION. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as specifically disclosed in
Schedule 5.06, either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

         5.07 NO DEFAULT. Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred

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

and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

         5.08 OWNERSHIP OF PROPERTY; LIENS. Each of the Borrower and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

         5.09 ENVIRONMENTAL COMPLIANCE. The Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that, except as specifically disclosed in Schedule 5.09, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         5.10 INSURANCE. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

         5.11 TAXES. The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.

         5.12 ERISA COMPLIANCE. Except as specifically disclosed on Schedule
5.12 and, other than with respect to clause (d) below, except for matters that could reasonably be expected to result in a Material Adverse Effect:

         (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto or the remedial amendment period during which the Plan may be submitted to the IRS for such a letter has not expired and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no

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

application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

         (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

         (c) (i) No ERISA Event has occurred or is reasonably expected to occur, except with respect to any Multiemployer Plan (A) the Borrower has no knowledge of the occurrence of any ERISA Event and (B) no ERISA Event of the types described in clauses (b) or (c) of the definition of ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); and (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan.

         (d) Neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

         5.13 SUBSIDIARIES; EQUITY INTERESTS. As of the Closing Date and as of the end of any fiscal quarter of the Borrower for which the Borrower has delivered financial statements pursuant to Section 6.01(a) or 6.01(b) (a) the Borrower has no Material Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13 or disclosed to the Administrative Agent pursuant to
Section 6.12(a), (b) all of the outstanding Equity Interests in such Material Subsidiaries have been validly issued, are fully paid and nonassessable and (c) the Equity Interests in such Material Subsidiaries and the amounts thereof owned by a Loan Party are specified on Part (a) of Schedule 5.13 or have been disclosed to the Administrative Agent pursuant to Section 6.12(a), in each case free and clear of all Liens. The Borrower has no equity investments in any other corporation or entity in excess of $5,000,000 other than those specifically disclosed in Part(b) of Schedule 5.13 or, if made after the date of this Agreement, permitted by Section 7.02.

         5.14 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

         (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

         (b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the

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

meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

         5.15 SOLVENCY. The Borrower and each other Loan Party is Solvent and each shall be Solvent immediately after the consummation of the transactions contemplated by this Agreement.

         5.16 DISCLOSURE. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

         5.17 COMPLIANCE WITH LAWS. Each of the Borrower and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         5.18 INTELLECTUAL PROPERTY; LICENSES, ETC. The Borrower and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 5.18, no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE VI.
                              AFFIRMATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain

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

outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Material Subsidiary to:

         6.01 FINANCIAL STATEMENTS. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

         (a) as soon as available, but in any event within 100 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by (i) a report and opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Required Lenders as to whether such financial statements present fairly in all material respects the financial position and results of operations of the Borrower and its Subsidiaries, which report and opinion shall be prepared in accordance with audit standards of the Public Company Accounting Oversight Board and applicable Securities Laws and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit or with respect to the absence of material misstatement and (ii) an attestation report of such Registered Public Accounting Firm as to the Borrower's internal controls pursuant to Section 404 of Sarbanes-Oxley expressing a conclusion that management's assessment of the Borrower's internal controls is fairly stated in all material respects; and

         (b) as soon as available, but in any event within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a condensed consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related condensed consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of the Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders' equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of certain footnotes.

         As to any information contained in materials furnished pursuant to
Section 6.02(c), the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

         6.02 CERTIFICATES; OTHER INFORMATION. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

         (a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and 6.01(b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

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         (b) promptly after any request by the Administrative Agent or any
Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

         (c) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

         (d) promptly after the furnishing thereof, copies of any notices given to the holder or holders (or a trustee or agent on behalf of such holder or holders) of any debt securities of any Loan Party or any Subsidiary of the occurrence of any event, the effect of which is to cause, or to permit the holder or holders of such debt securities (or a trustee or agent on behalf of such holder or holders) to cause, such debt securities to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), which notice is not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

         (e) to the extent permitted by law, promptly, and in any event within ten Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof; and

         (f) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

         Documents required to be delivered pursuant to Section 6.01(a) or 6.01(b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower's behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and
(ii) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (I.E., soft copies) of such documents. Notwithstanding

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anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

         6.03 NOTICES. Promptly notify the Administrative Agent and each Lender:

         (a) of the occurrence of any Default, provided, however, that the Borrower shall not be required to provide notice of any Default that is reasonably susceptible to cure by the Borrower and is cured by the Borrower within 15 days after the occurrence of such Default;

         (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

         (c) of the occurrence of any ERISA Event; and

         (d) of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary.

         Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

         6.04 PAYMENT OF OBLIGATIONS. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

         6.05 PRESERVATION OF EXISTENCE, ETC. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by
Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered

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patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

         6.06 MAINTENANCE OF PROPERTIES. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted;
(b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

         6.07 MAINTENANCE OF INSURANCE. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days' prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.

         6.08 COMPLIANCE WITH LAWS. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

         6.09 BOOKS AND RECORDS. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

         6.10 INSPECTION RIGHTS. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

         6.11 USE OF PROCEEDS. Use the proceeds of the Credit Extensions for working capital and other general corporate purposes, including Permitted Acquisitions and the refinancing of existing Indebtedness, in each case, not in contravention of any Law or of any Loan Document.

         6.12 ADDITIONAL GUARANTORS.

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

         (a) Delivery of Notices. Deliver to the Administrative Agent concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and 6.01(b), a certificate of a Responsible Officer setting forth the following, if and as applicable: (i) if as of the date of such financial statements there existed a Domestic Subsidiary that was a Material Subsidiary not a party to the Guaranty (each, a "Non-Party Material Subsidiary"), a notice disclosing the identity of each such Non-Party Material Subsidiary and the Equity Interests and the amounts thereof owned by a Loan Party in each such Non-Party Material Subsidiary; and (ii) if as of the date of such financial statements there existed Domestic Subsidiaries not a party to the Guaranty (each, a "Non-Party Domestic Subsidiary") that had in the aggregate (A) Total Revenues equal to or greater than 25% of the Total Revenues of the Borrower and its Subsidiaries on a consolidated basis for the period of the four prior fiscal quarters ending on the date of such financial statements and/or (B) Total Assets equal to or greater than 25% of the Total Assets of the Borrower and its Subsidiaries on a consolidated basis as of the date of such financial statements, a notice designating one or more of such Non-Party Domestic Subsidiaries (each, a "Designated Non-Party Subsidiary") which, if such Designated Non-Party Subsidiaries were a party to the Guaranty would cause the remaining Non-Party Domestic Subsidiaries to have in the aggregate Total Revenues and Total Assets in amounts less than the foregoing maximum percentages. For purposes of this subsection (a) the aggregate Total Revenues and the aggregate Total Assets of the Non-Party Domestic Subsidiaries shall not include the Total Revenues or Total Assets of any Non-Party Domestic Subsidiaries that are direct subsidiaries of other Non-Party Domestic Subsidiaries.

         (b) Delivery of Documents. Concurrent with the delivery any certificate of a Responsible Officer required to be furnished to the Administrative Agent pursuant to clause (a) of this Section 6.12, cause each Non-Party Material Subsidiary that is a wholly-owned Subsidiary of Borrower and/or any of its Subsidiaries and each Designated Non-Party Subsidiary identified in such certificate to (i) become a Guarantor by executing and delivering to the Administrative Agent a Supplement to the Guaranty or such other document as the Administrative Agent shall deem appropriate for such purpose, (ii) execute and deliver to the Borrower, each other Guarantor and the Administrative Agent a Supplement to the Contribution Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose and (iii) deliver to the Administrative Agent documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) and favorable opinions of in-house counsel to such Non-Party Material Subsidiary and such Designated Non-Party Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clauses (i) and (ii) above), all in form, content and scope reasonably satisfactory to the Administrative Agent.

                                  ARTICLE VII.
                               NEGATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Material Subsidiary to, directly or indirectly:

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

         7.01 LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

         (a) Liens pursuant to any Loan Document;

         (b) Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);

         (c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

         (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

         (e) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

         (f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

         (h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(i);

         (i) Liens on cash equivalents and short-term marketable securities securing obligations permitted under Section 7.03(d) existing or arising under Swap Contracts; provided that such Liens do not at any time encumber property with a fair market value in excess of 105% of the Swap Termination Value of such Swap Contracts;

         (j) Liens securing Indebtedness permitted under Section 7.03(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

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

         (k) Liens granted by Global Exchange to secure Indebtedness permitted under Section 7.03(g); provided that such Liens do not at any time encumber any property other than the property financed by such Indebtedness; and

         (l) other Liens securing Indebtedness permitted hereunder in an aggregate principal amount not to exceed at any one time outstanding the sum of
(i) $50,000,000 minus (ii) the aggregate outstanding amount of Indebtedness secured by the Liens permitted under subsection (j) above.

         7.02 INVESTMENTS. Make any Investments, except:

         (a) Investments held by the Borrower or such Subsidiary in the form of cash equivalents or short-term marketable securities;

         (b) advances to officers, directors and employees of the Borrower and Subsidiaries in an aggregate amount not to exceed $1,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

         (c) Investments of the Borrower in any Guarantor and Investments of any Material Subsidiary in the Borrower or in a Guarantor;

         (d) Permitted Acquisitions made by the Borrower or any Subsidiary;

         (e) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

         (f) Guarantees permitted by Section 7.03; and

         (g) other Investments, including Investments in Joint Ventures, not exceeding $20,000,000 in the aggregate in any fiscal year of the Borrower.

         7.03 INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

         (a) Indebtedness under the Loan Documents;

         (b) Indebtedness outstanding on the date hereof and listed on Schedule
7.03 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no more restrictive in any material respect to the Loan Parties than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the

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interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

         (c) Guarantees of the Borrower or any Subsidiary in respect of Indebtedness otherwise permitted hereunder of the Borrower or any wholly-owned Subsidiary;

         (d) obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view;" and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

         (e) Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(j);

         (f) obligations of the Borrower or any Subsidiary to purchase, retain or otherwise withhold from issuance, capital stock or other Equity Interests issued by the Borrower or such Subsidiary within the limitations set forth in
Section 7.06(c);

         (g) Indebtedness of Global Exchange incurred in the ordinary course of its business to finance inventories and receivables; provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $35,000,000;

         (h) secured Indebtedness of the Borrower or any Subsidiary in an aggregate principal amount not to exceed $50,000,000 at any time outstanding; and

         (i) unsecured Indebtedness of the Borrower or any Subsidiary in an aggregate principal amount not to exceed $150,000,000 at any time outstanding; provided that the material terms taken as a whole, of such Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no more restrictive in any material respect to the Loan Parties than the terms of this Agreement and the other Loan Documents.

         7.04 FUNDAMENTAL CHANGES. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

         (a) any Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Guarantor is merging with another Subsidiary, the Guarantor shall be the continuing or surviving Person;

         (b) the Borrower or any Subsidiary may merge with any Person as part of a Permitted Acquisition;

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         (c) the Borrower and/or Cascade may make Dispositions of assets permitted by Section 7.05(f); and

         (d) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then the transferee must either be the Borrower or a Guarantor.

         7.05 DISPOSITIONS. Make any Disposition or enter into any agreement to make any Disposition, except:

         (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

         (b) Dispositions of inventory in the ordinary course of business;

         (c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

         (d) Dispositions of property by any Subsidiary to the Borrower or to a wholly-owned Subsidiary; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be the Borrower or a Guarantor;

         (e) Dispositions permitted by Section 7.04;

         (f) the sale by the Borrower of all or any portion of the capital stock of Cascade and/or the sale by Cascade of all or any portion of the assets that comprise the Cascade Mini-Mill;

         (g) non-exclusive licenses of IP Rights in the ordinary course of business and substantially consistent with past practice for terms not exceeding five years; and

         (h) Dispositions by the Borrower and its Subsidiaries not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition and
(ii) the aggregate book value of all property Disposed of in reliance on this clause (h) in any fiscal year shall not exceed an amount equal to 20% times an amount equal to (i) the amount of the total assets of the Borrower and its Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal year of the Borrower minus (ii) the amount of Intangible Assets of the Borrower and its Subsidiaries on that date;

provided, however, that any Disposition pursuant to clauses (a) through (h) shall be for fair market value.

         7.06 RESTRICTED PAYMENTS. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no

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Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

         (a) each Subsidiary may make Restricted Payments to the Borrower, wholly-owned Subsidiaries and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

         (b) the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

         (c) the Borrower and each Subsidiary may purchase, retain or otherwise withhold from the issuance to employees, former employees, directors or former directors of the Borrower or such Subsidiary, capital stock or other Equity Interests issued by the Borrower or such Subsidiary in connection with the issuance of such capital stock or other Equity Interests to such employees and directors pursuant to and in accordance with equity and compensation arrangements, including stock option plans or other benefit plans, in an amount not to exceed the aggregate amount federal, state and local taxes payable by such employees and directors in connection with the issuance of such capital stock or other Equity Interests pursuant to and in accordance with equity and compensation arrangements;

         (d) the Borrower and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests;

         (e) the Borrower may declare or pay cash dividends to its stockholders;

         (f) any Pick-N-Pull Subsidiary, MRL, and any other Subsidiary that is not a wholly-owned Subsidiary may declare and make any cash dividend or other distribution with respect to any Equity Interests issued by it; and

         (g) the Borrower may purchase, redeem or otherwise acquire for cash Equity Interests issued by it after the Closing Date in a cumulative amount equal to the greater of (i) $150,000,000 or (ii) 15% times the amount of the Consolidated Net Worth as of the end of the most recently completed fiscal year of the Borrower.

         7.07 CHANGE IN NATURE OF BUSINESS. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

         7.08 TRANSACTIONS WITH AFFILIATES. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to transactions between or among the Borrower and any of its wholly-owned Subsidiaries or between and among any wholly-owned Subsidiaries.

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

         7.09 BURDENSOME AGREEMENTS. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Material Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, (ii) of any Material Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Material Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Sections 7.03(d), 7.03(e), 7.03(g) or 7.03(h) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

         7.10 USE OF PROCEEDS. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

         7.11 FINANCIAL COVENANTS.

         (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio to be greater than 0.45 to 1.00 as of the end of any fiscal quarter of the Borrower for which the Borrower has delivered financial statements pursuant to
Section 6.01(a) or 6.01(b).

         (b) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio to be less than 1.50 to 1.00 as of the end of any fiscal quarter of the Borrower for which the Borrower has delivered financial statements pursuant to Section 6.01(a) or 6.01(b).

                                  ARTICLE VIII.
                         EVENTS OF DEFAULT AND REMEDIES

         8.01 EVENTS OF DEFAULT. Any of the following shall constitute an Event of Default:

         (a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

         (b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.03, 6.05, 6.10, 6.11 or 6.12 or Article VII; or

         (c) Financial Statements. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01 or 6.02 and such failure continues for three days; or

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         (d) Other Defaults. The Borrower or any other Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection
(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) the date upon which written notice thereof shall have been given to the Borrower by the Administrative Agent, any Lender or any L/C Issuer or (ii) the date upon which a Responsible Officer of the Borrower or any other Loan Party knew or reasonably should have known of such failure; or

         (e) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

         (f) Cross-Default. (i) The Borrower or any Subsidiary fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), after the expiration of any applicable grace period, in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of the Threshold Amount or more or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or
(B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

         (g) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

         (h) Inability to Pay Debts; Attachment. (i) The Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

         (i) Judgments and Settlements. (i) There is entered against the Borrower or any Subsidiary (A) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold

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Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (B) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case,
(1) enforcement proceedings are commenced by any creditor upon such judgment or order, or (2) there is a period of 15 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect or (ii) the Borrower or any Subsidiary enters into or becomes a party to any settlement or settlement agreement with respect to any action, suit, proceeding, claim or dispute against the Borrower or any Subsidiary or against any of their properties or revenues that has, or could reasonably be expected to have a Material Adverse Effect; or

         (j) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount; provided, however, that in the case of the occurrence of an ERISA Event with respect to the Multiemployer Plan described in item 1 of Schedule 5.12, the term "Threshold Amount" as used in this clause shall mean $30,000,000, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

         (k) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

         (l) Change of Control. There occurs any Change of Control with respect to the Borrower.

         8.02 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

         (a) declare the commitment of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

         (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

         (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

         (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

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provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

         8.03 APPLICATION OF FUNDS. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

         First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

         Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

         Third, to payment of that portion of the Obligations constituting (i) accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations and (ii) fees, premiums and scheduled periodic payments due under any Swap Contract between the Borrower and any Lender or any Affiliate of any Lender permitted by Section 7.03(d) and any interest accrued thereon, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;

         Fourth, to payment of that portion of the Obligations constituting (i) unpaid principal of the Loans and L/C Borrowings and (ii) breakage, termination or other payments due under any Swap Contract between any Lender or any Affiliate of any Lender permitted by Section 7.03(d) and any interest accrued thereon, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Fourth held by them;

         Fifth, to the Administrative Agent for the account of the applicable L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

         Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all

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Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

                                   ARTICLE IX.
                              ADMINISTRATIVE AGENT

         9.01 APPOINTMENT AND AUTHORITY. Each of the Lenders and the L/C Issuers hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

         9.02 RIGHTS AS A LENDER. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

         9.03 EXCULPATORY PROVISIONS. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

         (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

         (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Laws; and

         (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

         The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or

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percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or an L/C Issuer.

         The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

         9.04 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         9.05 DELEGATION OF DUTIES. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

         9.06 RESIGNATION OF ADMINISTRATIVE AGENT. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a commercial bank

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organized under the laws of the United States or of any State thereof having a combined capital and surplus of at least $500,000,000. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuers directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

         Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

         9.07 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

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         9.08 NO OTHER DUTIES, ETC. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers, Syndication Agent or Documentation Agent listed on the cover page hereof shall have any rights, powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.

         9.09 ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

         (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(i) and 2.03(j), 2.09 and 10.04) allowed in such judicial proceeding; and

         (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections
2.09 and 10.04.

         Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

         9.10 GUARANTY MATTERS. The Lenders and the L/C Issuers irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Guarantor from its obligations under the Guaranty and the Contribution Agreement if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release any Guarantor from its obligations under the Guaranty and the Contribution Agreement pursuant to this Section 9.10. The Administrative Agent agrees to release any

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Guarantor that ceases to be a Subsidiary as a result of a transaction permitted hereunder from its obligations under the Guaranty and the Contribution Agreement; provided that (a) the Administrative Agent shall have received all confirmations of authority, if any, requested pursuant to this Section 9.10 with respect to such release, (b) at the time of such release, no Default shall exist or would result from such release, and (c) after giving effect to such release, the Borrower shall be in compliance with all of the terms and provisions of
Section 6.12, without giving effect to the 30 day period to perform the terms and provisions thereof.

                                   ARTICLE X.
                                  MISCELLANEOUS

         10.01 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

         (a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

         (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

         (c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

         (d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (v) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

         (e) change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

         (f) amend Section 1.06 or the definition of "Alternative Currency" without the written consent of each Lender;

         (g) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend,

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waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender; or

         (h) release all or substantially all of the Guarantors from the Guaranty without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable L/C Issuers in addition to the Lenders required above, affect the rights or duties of such L/C Issuers under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) Section 10.06(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

         10.02 NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION.

         (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

                  (i) if to the Borrower, the Administrative Agent, the L/C Issuers or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

                  (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

         (b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication

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(including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

         Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

         (c) Change of Address, Etc. Each of the Borrower, the Administrative Agent, the L/C Issuers and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuers and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

         (d) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the Lenders and the L/C Issuers shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender, each L/C Issuer and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

         10.03 NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further

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exercise thereof or the exercise of any other right, remedy, power or privilege.
The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         10.04 EXPENSES; INDEMNITY; DAMAGE WAIVER.

         (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates (including all Attorney Costs of the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by the applicable L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out of pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including all Attorney Costs of the Administrative Agent, any Lender or any L/C Issuer) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

         (b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including all Attorney Costs of any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have

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resulted from the gross negligence or willful misconduct of such Indemnitee or
(y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrower or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

         (c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer or such Related Party, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or an L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or an L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

         (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Laws, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

         (e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

         (f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent or any L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

         10.05 PAYMENTS SET ASIDE. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, any Lender or any L/C Issuer, or the Administrative Agent, any Lender or any L/C Issuer exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such Lender or such L/C Issuer in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any

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Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

         10.06 SUCCESSORS AND ASSIGNS.

         (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Lenders and the L/C Issuers) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that

                  (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not

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

         to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

                  (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans;

                  (iii) any assignment of a Commitment must be approved by the Administrative Agent, the L/C Issuers and the Swing Line Lender unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

                  (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount, if any, required as set forth in Schedule 10.06, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Notwithstanding anything to the contrary herein, no Eligible Assignee shall be deemed an L/C Issuer without the prior written consent of the Borrower and the Administrative Agent. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

         (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms

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hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and each of the L/C Issuers at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.

         (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to
(i) any Eligible Assignee, (ii) any commercial bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $500,000,000, (iii) any savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $500,000,000, or
(iv) any commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or a political subdivision of any such country, and having a combined capital and surplus of at least $500,000,000, so long as such bank is acting through a branch or agency located in the United States (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to
it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

         Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

         (e) Limitation upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.

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         (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (g) Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Laws, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

         (h) Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an "SPC") the option to provide all or any part of any Committed Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Committed Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Committed Loan, the Granting Lender shall be obligated to make such Committed Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.12(b)(ii). Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and
(iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Committed Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Committed Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee in the amount of $2,500, assign all or any portion of its right to receive payment with respect to any Committed Loan to the Granting Lender and
(ii) subject to Section 10.07, disclose any non-public information relating to its funding of Committed Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

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         (i) Resignation as L/C Issuer or Swing Line Lender after Assignment.
Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days' notice to the Borrower and the Lenders, resign as an L/C Issuer and/or (ii) upon 30 days' notice to the Borrower, resign as the Swing Line Lender. In the event of any such resignation as an L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as an L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as the Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

         10.07 TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY. Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

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         For purposes of this Section, "Information" means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

         10.08 RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Laws, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or such L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

         10.09 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

         10.10 COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         10.11 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

         10.12 SEVERABILITY. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.13 REPLACEMENT OF LENDERS. If any Lender requests compensation under
Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 3.01, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

         (a) the Borrower shall have paid (or caused a Designated Subsidiary to pay) to the Administrative Agent the assignment fee specified in Section 10.06(b);

         (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower or applicable Designated Subsidiary (in the case of all other amounts);

         (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to
Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

         (d) such assignment does not conflict with applicable Laws.

         A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

         10.14 GOVERNING LAW; JURISDICTION; ETC.

         (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF WASHINGTON.

         (b) SUBMISSION TO JURISDICTION. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF WASHINGTON SITTING IN KING COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE WESTERN DISTRICT OF WASHINGTON, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH WASHINGTON STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

         (c) WAIVER OF VENUE. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR

RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

         (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

         10.15 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         10.16 USA PATRIOT ACT NOTICE. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

         10.17 TIME OF THE ESSENCE. Time is of the essence of the Loan
Documents.

         10.18 JUDGMENT CURRENCY. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Administrative

Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable Laws).

         10.19 ORAL AGREEMENTS. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                         SCHNITZER STEEL INDUSTRIES, INC.



                                         By:    /s/ Robert Stone
                                                ------------------------------
                                         Name:  Robert Stone
                                                ------------------------------
                                         Title: Vice President and Treasurer
                                                ------------------------------

                                         BANK OF AMERICA, N.A., as
                                         Administrative Agent



                                         By:    /s/ Dora A. Brown
                                                ------------------------------
                                         Name:  Dora A. Brown
                                                ------------------------------
                                         Title: Vice President
                                                ------------------------------

                                         BANK OF AMERICA, N.A., as a Lender,
                                         an L/C Issuer and Swing Line Lender



                                         By:    /s/ Timothy G. Holsapple
                                                ------------------------------
                                         Name:  Timothy G. Holsapple
                                                ------------------------------
                                         Title: Senior Vice President
                                                ------------------------------

                                         WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                         as a Lender



                                         By:    /s/ James L. Franzen
                                                ------------------------------
                                         Name:  James L. Franzen
                                                ------------------------------
                                         Title: Vice President
                                                ------------------------------

                                         U.S. BANK NATIONAL ASSOCIATION,
                                         as a Lender



                                         By:    /s/ Scott J. Bell
                                                ------------------------------
                                         Name:  Scott J. Bell
                                                ------------------------------
                                         Title: Vice President
                                                ------------------------------

                                         THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                         as a Lender



                                         By:    /s/ Hiroki Nakazawa
                                                ------------------------------
                                         Name:  Hiroki Nakazawa
                                                ------------------------------
                                         Title: Deputy General Manager
                                                ------------------------------

                                         CITICORP USA, INC., as a Lender



                                         By:    /s/ William Douglass
                                                ------------------------------
                                         Name:  William Douglass
                                                ------------------------------
                                         Title: Vice President
                                                ------------------------------

                                         FIRST HAWAIIAN BANK, as a Lender



                                         By:    /s/ Morris D. Rabinko
                                                ------------------------------
                                         Name:  Morris D. Rabinko
                                                ------------------------------
                                         Title: Vice President
                                                ------------------------------

                                         COMERICA WEST INCORPORATED, as a Lender



                                         By:    /s/ Elise M. Walker
                                                ------------------------------
                                         Name:  Elise M. Walker
                                                ------------------------------
                                         Title: Vice President
                                                ------------------------------

                                         HSBC BANK USA, N.A., as a Lender



                                         By:    /s/ Paul W. Ip
                                                ------------------------------
                                         Name:  Paul W. Ip
                                                ------------------------------
                                         Title: Vice President
                                                ------------------------------

                                         JPMORGAN CHASE BANK, N.A., as a Lender



                                         By:    /s/ Clara Sohan
                                                ------------------------------
                                         Name:  Clara Sohan
                                                ------------------------------
                                         Title: Vice President
                                                ------------------------------

                                         THE NORTHERN TRUST COMPANY, as a Lender



                                         By:    /s/ Morgan A. Lyons
                                                ------------------------------
                                         Name:  Morgan A. Lyons
                                                ------------------------------
                                         Title: Second Vice President
                                                ------------------------------

                                         PNC BANK, NATIONAL ASSOCIATION,
                                         as a Lender



                                         By:    /s/ Louis McLinden
                                                ------------------------------
                                         Name:  Louis McLinden
                                                ------------------------------
                                         Title: Vice President
                                                ------------------------------

                                                                   SCHEDULE 1.01

                             MANDATORY COST FORMULAE

1. The Mandatory Cost (to the extent applicable) is an addition to the interest rate to compensate Lenders for the cost of compliance with:

         (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions); or

         (b) the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as practicable thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum. The Administrative Agent will, at the request of the Borrower or any Lender, deliver to the Borrower or such Lender as the case may be, a statement setting forth the calculation of any Mandatory Cost.

3. The Additional Cost Rate for any Lender lending from a Lending Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by such Lender in its notice to the Administrative Agent as the cost (expressed as a percentage of such Lender's participation in all Loans made from such Lending Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from that Lending Office.

4. The Additional Cost Rate for any Lender lending from a Lending Office in the United Kingdom will be calculated by the Administrative Agent as follows:

         (a) in relation to any Loan in Sterling:

                                   AB+C(B-D)+E x 0.01         per cent per annum
                             --------------------------------
                                       100 - (A+C)

         (b) in relation to any Loan in any currency other than Sterling:

                                        E x 0.01              per cent per annum
                             --------------------------------
                                           300

Where:

         "A" is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

         "B" is the percentage rate of interest (excluding the Applicable Rate, the Mandatory Cost and any interest charged on overdue amounts pursuant to the first sentence of Section 2.08(b) and, in the case of interest (other than on overdue amounts) charged at the Default Rate, without counting any increase in interest rate effected by the charging of the Default Rate) payable for the relevant Interest Period of such Loan.

         "C" is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

         "D" is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

         "E" is designed to compensate Lenders for amounts payable under the Fees Regulations and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Lenders to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per (pound)1,000,000.

5        For the purposes of this Schedule:

         (a) "Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

         (b) "Fees Regulations" means the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

         (c) "Fee Tariffs" means the fee tariffs specified in the Fees Regulations under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Regulations but taking into account any applicable discount rate); and

         (d) "Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Regulations.

6 In application of the above formulae, A, B, C and D will be included in the formulae as percentages (I.E. 5% will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7. If requested by the Administrative Agent or the Borrower, each Lender with a Lending Office in the United Kingdom or a Participating Member State shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent and the Borrower, the rate of charge payable by such Lender to the

         Financial Services Authority pursuant to the Fees Regulations in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by such Lender as being the average of the Fee Tariffs applicable to such Lender for that financial year) and expressed in pounds per (pound)1,000,000 of the Tariff Base of such Lender.

8. Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

         (a) its jurisdiction of incorporation and the jurisdiction of the Lending Office out of which it is making available its participation in the relevant Loan; and

         (b) any other information that the Administrative Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Administrative Agent in writing of any change to the information provided by it pursuant to this paragraph.

9. The percentages or rates of charge of each Lender for the purpose of A, C and E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender's obligations in relation to cash ratio deposits, Special Deposits and the Fees Regulations are the same as those of a typical bank from its jurisdiction of incorporation with a Lending Office in the same jurisdiction as such Lender's Lending Office.

10. The Administrative Agent shall have no liability to any Person if such determination results in an Additional Cost Rate which over- or under-compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11. The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3, 7 and 8 above.

12. Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

13. The Administrative Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

                                                                   SCHEDULE 2.01

                                   COMMITMENTS
                           AND APPLICABLE PERCENTAGES

                                                                   APPLICABLE
               LENDER                          COMMITMENT          PERCENTAGE
--------------------------------------------------------------------------------
Bank of America, N.A.                        $   65,000,000      16.250000000%
Wells Fargo Bank, National Association       $   60,000,000      15.000000000%
U.S. Bank National Association               $   50,000,000      12.500000000%
The Bank of Tokyo-Mitsubishi, Ltd.           $   40,000,000      10.000000000%
Citicorp USA, Inc.                           $   35,000,000       8.750000000%
First Hawaiian Bank                          $   25,000,000       6.250000000%
Comerica West Incorporated                   $   25,000,000       6.250000000%
HSBC Bank USA, N.A.                          $   25,000,000       6.250000000%
JPMorgan Chase Bank, N.A.                    $   25,000,000       6.250000000%
The Northern Trust Company                   $   25,000,000       6.250000000%
PNC Bank, National Association               $   25,000,000       6.250000000%
Total                                        $  400,000,000     100.000000000%

                                                                   SCHEDULE 5.06

                                   LITIGATION


1. FCPA Investigation. The Department of Justice and the Securities and Exchange Commission are conducting an investigation of possible violations of the Foreign Corrupt Practices Act of 1977 (Pub. L. No. 95-23, 91 Stat. 1494) resulting from alleged practices of paying commissions to purchasing managers of the Borrower's and its Subsidiaries' customers in Asia in connection with export sales of recycled steel.

                                                                   SCHEDULE 5.09

                              ENVIRONMENTAL MATTERS


As of August 31, 2005, the Borrower's balance sheet included reserves for environmental liabilities totaling $23.5 million. As a result of the separation and termination of the Borrower's joint ventures with Hugo Neu Corporation which closed on September 30, 2005, the acquisition of Greenleaf Auto Recyclers, LLC which closed on September 30, 2005, and the acquisition of substantially all of the assets of Regional Recycling LLC which closed on October 31, 2005, the Borrower will record substantial additional reserves for estimated environmental liabilities on its balance sheet as of November 30, 2005 as a result of due diligence performed in connection with those acquisitions. The Borrower expects that future business acquisitions will similarly result in the Borrower recording reserves for additional estimated environmental liabilities. The following is a more specific discussion of reserves and environmental matters pending as of August 31, 2005:

METALS RECYCLING BUSINESS

In connection with acquisitions in the Metals Recycling Business Segment in 1995 and 1996, the Borrower carried over to its financial statements reserves for environmental liabilities previously recorded by the acquired companies. These reserves are evaluated quarterly according to Borrower's policy. On August 31, 2005, environmental reserves for the Metals Recycling Business aggregated $18.0 million.

HYLEBOS WATERWAY REMEDIATION. General Metals of Tacoma (GMT), a subsidiary of the Borrower, owns and operates a metals recycling facility located in the State of Washington on the Hylebos Waterway, a part of Commencement Bay, which is the subject of an ongoing remediation project by the United States Environmental Protection Agency (EPA) under the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA). GMT and more than 60 other parties were named potentially responsible parties (PRPs) for the investigation and clean-up of contaminated sediment along the Hylebos Waterway. On March 25, 2002, EPA issued Unilateral Administrative Orders (UAOs) to GMT and another party (Other Party) to proceed with Remedial Design and Remedial Action (RD/RA) for the head of the Hylebos and to two other parties to proceed with the RD/RA for the balance of the waterway. The UAO for the head of the Hylebos Waterway was converted to a voluntary consent decree in 2004, pursuant to which GMT and the Other Party agreed to remediate the head of the Hylebos Waterway.

There are two phases to the remediation of the head of the Hylebos Waterway. The first phase was the intertidal and bank remediation, which was conducted in 2003 and early 2004. The second phase is dredging in the head of the Hylebos Waterway, which began on July 15, 2004. During fiscal 2005, the Borrower paid remediation costs of $15.9 million related to Hylebos dredging which resulted in a reduction of the environmental liability. The Borrower's cost estimates were based on the assumption that dredge removal of contaminated sediments would be accomplished within one dredge season during July 2004 - February 2005. However, due to a variety of factors, including dredge contractor operational issues and other dredge related delays, the dredging was not completed during the first dredge season. As a result, the Borrower recorded environmental charges of $13.5 million in fiscal 2005 primarily to account for additional estimated costs to complete this work during a second dredging season, and the total reserve for this site was $10.6 million at August 31, 2005. The Borrower and the Other Party have filed a complaint in the United States Federal District Court for Western Washington against the dredge contractor to recover damages and a significant portion of the increased costs of the second dredging season to complete the project. However, generally accepted accounting principles do not allow the Borrower to recognize the benefits of any such recovery until receipt is highly probable.

GMT and the Other Party are pursuing settlement negotiations and legal actions against other non-settling, non-performing PRPs to recover additional amounts that may be applied against the head of the Hylebos remediation costs. During fiscal 2005, the Borrower recovered $0.7 million from four non-performing PRPs. Because the expectation of contributions from other PRPs in this amount had previously been taken into account as a reduction in the Borrower's reserve for environmental liabilities, the Borrower recorded a $0.7 million increase in environmental liabilities in connection with these recoveries. Uncertainties continue to exist regarding the total cost to remediate this site as well as the Borrower's share of those costs; nevertheless, the Borrower's estimate of its liabilities related to this site is based on information currently available.

The Natural Resource Damage Trustees (Trustees) for Commencement Bay have asserted claims against GMT and other PRPs within the Hylebos Waterway area for alleged damage to natural resources. In March 2002, the Trustees delivered a draft settlement proposal to GMT and others in which the Trustees suggested a methodology for resolving the dispute, but did not indicate any proposed damages or cost amounts. In June 2002, GMT responded to the Trustees' draft settlement proposal with various corrections and other comments, as did twenty other participants. It is unknown at this time whether, or to what extent, GMT will be liable for natural resource damages. The Borrower's previously recorded environmental liabilities include an estimate of the Borrower's potential liability for these claims.

PORTLAND HARBOR. In December 2000, the United States Environmental Protection Agency (EPA) named the Portland Harbor, a 5.5 mile stretch of the Willamette River in Portland, Oregon, as a Superfund site. The Borrower's metals recycling and deep water terminal facility in Portland, Oregon is located adjacent to the Portland Harbor. Crawford Street Corporation, a Borrower subsidiary, also owns property adjacent to the Portland Harbor. The EPA has identified 69 PRPs, including the Borrower and Crawford Street Corporation, which own or operate sites adjacent to the Portland Harbor Superfund site. The precise nature and extent of any clean-up of the Portland Harbor, the parties to be involved, the process to be followed for such a clean-up, and the allocation of any costs for the clean-up among responsible parties have not yet been determined. It is unclear whether or to what extent the Borrower or Crawford Street Corporation will be liable for environmental costs or damages associated with the Superfund site. It is also unclear whether or to what extent natural resource damage claims or third party contribution or damages claims will be asserted against the Borrower. While the Borrower and Crawford Street Corporation participated in certain preliminary Portland Harbor study efforts, they are not parties to the consent order entered into by the EPA with other PRPs (Lower Willamette Group) for a Remedial Investigation/Feasibility Study; however, the Borrower and

Crawford Street Corporation could become liable for a share of the costs of this study at a later stage of the proceedings.

Separately, the Oregon Department of Environmental Quality (DEQ) has requested operating history and other information from numerous persons and entities which own or conduct operations on properties adjacent to or upland from the Portland Harbor, including the Borrower and Crawford Street Corporation. The DEQ investigations at the Borrower and Crawford Street sites are focused on controlling any current releases of contaminants into the Willamette River. The Borrower has agreed to a voluntary Remedial Investigation/Source Control effort with the DEQ regarding its Portland, Oregon deep water terminal facility and the site owned by Crawford Street Corporation. DEQ identified these sites as potential sources of contaminants that could be released into the Willamette River. The Borrower believes that improvements in the operations at these sites, often referred to as Best Management Practices (BMPs), will be provide effective source control and avoid the release of contaminants from these sites, and has proposed to DEQ the implementation of BMPs as the resolution of this investigation.

The cost of the investigations associated with these properties and the cost of employment of source control BMPs are not expected to be material. No estimate is currently possible and none has been made as to the cost of remediation for the Portland Harbor or the Borrower's adjacent properties.

OTHER METALS RECYCLING BUSINESS SITES. During the second quarter of fiscal 2005, in connection with the negotiation of the separation and termination of the Borrower's metals recycling joint ventures with Hugo Neu Corporation, the Borrower conducted an environmental due diligence investigation of certain joint venture businesses it proposed to acquire. As a result of this investigation, the Borrower identified certain environmental risks and accrued $2.6 million for its share of the estimated costs to remediate these risks. No environmental proceedings are pending at any of these sites. This charge was included in "Operating income from joint ventures" in the Borrower's consolidated statement of income.

The Washington State Department of Ecology named GMT, along with a number of other parties, as Potentially Liable Parties (PLPs) for a site referred to as Tacoma Metals. GMT operated on this site under a lease prior to 1982. The property owner and current operator have taken the lead role in performing a Remedial Investigation and Feasibility Study (RI/FS) for the site. The Borrower's previously recorded environmental liabilities include an estimate of the Borrower's potential liability at this site.

A Borrower subsidiary is also a named PRP at another third-party site at which it allegedly disposed of automobile shredder residue. The site has not yet been subject to significant remedial investigation. In addition to the matters discussed above, the Borrower's environmental reserve includes amounts for potential future cleanup of other sites at which the company or its acquired subsidiaries have conducted business or allegedly disposed of other materials.

AUTO PARTS BUSINESS

From fiscal 2003 through fiscal 2005, the Borrower completed three acquisitions of businesses in the Auto Parts Business segment. At the time of each acquisition, the Borrower conducted an environmental due diligence investigation related to locations involved in the acquisition. As a result of the environmental due diligence investigations, the Borrower recorded a reserve for the estimated cost to cure certain environmental liabilities. The reserve is evaluated quarterly according to Borrower's policy. On August 31, 2005, the reserve aggregated $5.5 million. No environmental proceedings are pending at any of these sites.

                                                                   SCHEDULE 5.12

                                  ERISA MATTERS


The following disclosures are made to specify exceptions under 5.12 with respect to Borrower and its ERISA Affiliates:

1. Cascade Steel Rolling Mills - Multiemployer Plan. Cascade Steel Rolling Mills (CSRM), an ERISA Affiliate of Borrower, is a participating employer in the Steelworkers Western Independent Shops Pension Plan (SWISPP). In accordance with collective bargaining agreements, CSRM makes contributions to the SWISPP with respect to its employees covered by such bargaining agreements. The SWISPP is a Multiemployer Plan.

         The trustees of the SWISPP submitted an application during September 2003 to the IRS for minimum funding relief, requesting an extension of the amortization period under Code Section 412(e) for the plan.

         As part of that application, the IRS has provided tentative indications to the trustees that the IRS would not approve the extension of the amortization period unless participating employers increased their ongoing rate of contributions. The SWISPP actuaries estimated that participating employers would need to increase their rate of contributions on average at a rate of 6% per year (compounded annually) for a period of time extending beyond the term of the current collective bargaining agreements.

         Participating employers who historically have made the substantial majority of ongoing contributions to the SWISPP recently agreed to increase their rates of contributions in a manner intended to meet the tentative requirement described above necessary to obtain Code Section 412(e) relief. CSRM is one such employer that has agreed to this increase in its contribution rate.

         For participating employers that refused to agree to an increased contribution rate, the trustees amended the SWISPP to eliminate future accruals. Certain other participating employers elected to withdraw from the SWISPP in lieu of consenting to the increased contribution rate.

         The SWISPP trustees have supplemented the minimum funding application to inform the IRS about the circumstances relating to the participating employers described above. The SWISPP trustees continue to wait for a response from the IRS, and it remains uncertain whether or when the IRS will grant the requested relief.

                                                                   SCHEDULE 5.13

                                SUBSIDIARIES AND
                            OTHER EQUITY INVESTMENTS

                                                                                             PERCENT
PART (A)  MATERIAL SUBSIDIARIES                                                             OWNERSHIP
-------------------------------                                                             ---------
Cascade Steel Rolling Mills, Inc., an Oregon corporation                                       100%
General Metals of Tacoma, Inc., a Washington corporation                                       100%
Greenleaf Auto Recyclers, LLC, a Delaware limited liability company                            100%
Joint Venture Operations, Inc., a Delaware corporation                                         100%
Manufacturing Management, Inc., an Oregon corporation                                          100%
Metals Recycling, LLC., a Delaware limited liability company                                    60%
Norprop, Inc., an Oregon corporation                                                           100%
Pick and Pull Auto Dismantling, Inc., a California corporation                                 100%
PNP Commercial Acquisition, LLC, a Delaware limited liability company                          100%
Proler International Corp., a Delaware corporation                                             100%
Proler Steel, Inc., a Delaware corporation                                                     100%
Proleride Transport Systems, Inc., a Delaware corporation                                      100%
Prolerized New England Company, a New York general partnership                                 100%
Regional Recycling, Inc., an Oregon corporation                                                100%
Schnitzer Global Exchange Corp., a Delaware corporation                                        100%
Schnitzer Southeast, LLC, a Georgia limited liability company                                  100%
TTS Recycling LLC, a Delaware limited liability company                                        100%

                                                                                             PERCENT
PART (B)  OTHER EQUITY INVESTMENTS OVER $5 MILLION                                          OWNERSHIP
--------------------------------------------------                                          ---------
Edman Corp., an Oregon corporation                                                             100%
GLA Real Estate Holdings, LLC, a Delaware limited liability company                            100%
Levi's Iron and Metal, Inc., an Oregon corporation                                             100%
New England Metal Recycling, LLC, a Massachusetts limited liability company                    100%
Norprop Canadian Properties, Inc., an Oregon corporation                                       100%
Pick-N-Pull Auto Dismantlers, a California general partnership                                 100%
Pick-N-Pull Auto Dismantlers, Columbus, LLC, a Delaware limited liability company              100%
Pick-N-Pull Auto Dismantlers, Kansas City, LLC, a Delaware limited liability company           100%
Pick-N-Pull Auto Dismantlers, St. Louis, LLC, a Delaware limited liability company             100%
Pick-N-Pull Auto Dismantlers, Stockton, LLC, a California limited liability company            100%
Pick-N-Pull Auto Dismantlers, Virginia Beach, LLC, a Delaware limited liability company        100%
PNP Auto Parts Canada Co., a Nova Scotia corporation                                           100%
Schnitzer Steel Hawaii Corp., a Delaware corporation                                           100%

                                                                   SCHEDULE 5.18

                          INTELLECTUAL PROPERTY MATTERS


None.

                                                                   SCHEDULE 7.01

                                 EXISTING LIENS



                                         TYPE OF    PROPERTY SUBJECT    AMOUNT
   DEBTOR NAME       CREDITOR NAME       CREDIT         TO LIEN         SECURED
   -----------       -------------       ------         -------         -------

General Metals of   City of Tacoma,       Loan        All property    $83,333.40
Tacoma, Inc.        WA

                                                                   SCHEDULE 7.03

                              EXISTING INDEBTEDNESS



                                                                     AMOUNT OF
     DEBTOR NAME           CREDITOR NAME        TYPE OF CREDIT    CREDIT SECURED
     -----------           -------------        --------------    --------------

Cascade Steel Rolling   State of Oregon       Industrial Revenue   $7,700,000.00
Mills, Inc.             (Supported by Bank    Bonds
                        of NY Trust Co. LC)

General Metals of       City of Tacoma, WA    Loan                   $83,333.40
Tacoma, Inc.

                                                                  SCHEDULE 10.02

                         ADMINISTRATIVE AGENT'S OFFICE;
                          CERTAIN ADDRESSES FOR NOTICES

BORROWER:

Schnitzer Steel Industries, Inc.
3200 NW Yeon Avenue
P.O. Box 10047 Portland, Oregon 97296
Attention:        General Counsel
Telephone:  (503) 224-9900
Telecopier:  (503) 299-2277
Electronic Mail:     generalcounsel@schn.com
   WITH COPY TO:     rstone@schn.com
Website Address:  www.schnitzersteel.com

ADMINISTRATIVE AGENT:

ADMINISTRATIVE AGENT'S OFFICE
-----------------------------
(FOR PAYMENTS AND REQUESTS FOR CREDIT EXTENSIONS):

Bank of America, N.A.
Credit Services
Mail Code:  CA4-702-02-25
2001 Clayton Road, Floor 2
Concord, California  94520
Attention:        Vilma Tang
Telephone:  (925) 675-7336
Telecopier:  (888) 969-9285
Electronic Mail:  vilma.tang@bankofamerica.com

Account No. (for Dollars):  3750836479
Bank of America, N.A
Ref:  Schnitzer Steel Ind, Attn: Vilma Tang
ABA# 111 000 012

Account No. (for Euro):  96272019
Bank of America London
Ref:  Schnitzer Steel Ind., Attn: Grand Cayman Unit #1207
Swift Address: BOFAGB22

Account No. (for Sterling):  96272027
Bank of America London
Ref:  Schnitzer Steel Ind., Attn: Grand Cayman Unit #1207
London Sort Code: 16-50-50
Swift Address: BOFAGB22

Account No. (for Yen):  96272011
Bank of America Tokyo
Ref:  Schnitzer Steel Ind., Attn: Grand Cayman Unit #1207
Swift Address: BOFAJPJX

OTHER NOTICES AS ADMINISTRATIVE AGENT:
--------------------------------------

Bank of America, N.A.
Commercial Agency Management
Mail Code:  WA1-501-37-20
800 Fifth Avenue, Floor 37
Seattle, Washington  98104
Attention:        Dora A. Brown
                  Vice President
Telephone:  (206) 358-0101
Telecopier:  (206) 358-0971
Electronic Mail:  dora.a.brown@bankofamerica.com

BANK OF AMERICA, N.A.
(NOTICES AS AN L/C ISSUER):

Bank of America, N.A.
Trade Operations-Los Angeles #22621
333 S. Beaudry Avenue, 19th Floor
Mail Code:  CA9-703-19-23
Los Angeles, California  90017-1466
Attention:        Sandra Leon
                  Vice President
Telephone:  (213) 345-5231
Telecopier:  (213) 345-6694
Electronic Mail:  sandra.leon@bankofamerica.com

SWING LINE LENDER:

Bank of America, N.A.
Credit Services
Mail Code:  CA4-702-02-25
2001 Clayton Road, Floor 2
Concord, California  94520
Attention:        Vilma Tang
Telephone:  (925) 675-7336
Telecopier:  (888) 969-9285
Electronic Mail:  vilma.tang@bankofamerica.com
Account No.:  3750836479
Ref:  Schnitzer Steel Ind, Attn: Vilma Tang
ABA# 111 000 012

BANK OF AMERICA, N.A.
(NOTICES AS A LENDER):

Bank of America, N.A.
Commercial Banking
Mail Code:  WA1-501-36-06
800 Fifth Avenue, Floor 36
Seattle, Washington  98104
Attention:        Timothy G. Holsapple
                  Senior Vice President
Telephone:  (206) 358-3130
Telecopier:  (206) 585-1794
Electronic Mail:  tim.holsapple@bankamerica.com

WELLS FARGO BANK, NATIONAL ASSOCIATION

Wells Fargo Bank, National Association
Portland Regional Commercial Banking Office
1300 SW Fifth Avenue, Suite 1300
Portland Oregon  97201
Attention:        James L Franzen
                   Vice President
Telephone:  (503) 886-2288
Telecopier:  (503) 886-3210
Electronic Mail:  franzej@wellsfargo.com

U.S. BANK NATIONAL ASSOCIATION

U.S. Bank National Association
Northwest Corporate Banking Division
111 SW Fifth Avenue, Suite 400
Portland, Oregon  97204
Attention:         Scott J. Bell
                   Vice President
Telephone:  (503) 275-4809
Telecopier:  (503) 275-5428
Electronic Mail:  scott.bell@usbank.com

THE BANK OF TOKYO-MITSUBISHI, LTD.

The Bank of Tokyo-Mitsubishi, Ltd.
2300 Pacwest Center
1211 SW Fifth Avenue
Portland, Oregon  97204
Attention:         Hiroki Nakazawa
                   Vice President & Manager
Telephone:  (503) 222-5130
Telecopier:  (503) 222-0215
Electronic Mail:  hnakazawa@btmna.com

CITICORP USA, INC.

Citicorp USA, Inc.
Citigroup Private Bank
153 East 53rd Street, Floor 18
New York, New York  10022
Attention:         William Douglass
                   Vice President
Telephone:  (212) 559-9938
Telecopier:  (212) 793-4813
Electronic Mail:  william.douglass@citigroup.com

FIRST HAWAIIAN BANK

First Hawaiian Bank
Corporate Hawaii Division
999 Bishop Street, Floor 11
Honolulu, Hawaii  96813
Attention:         Morris D. Rabinko
                   Vice President
Telephone:  (808) 525-5003
Telecopier:  (808) 525-6200
Electronic Mail:  mrabinko@fhwn.com

COMERICA WEST INCORPORATED

Comerica West Incorporated
611 Anton Boulevard, Suite 400
Costa Mesa, California  92626
Attention:         Don R. Carruth
                   Corporate Banking Officer
Telephone:  (714) 433-3232
Telecopier:  (714) 433-3236
Electronic Mail:  drcarruth@comerica.com

HSBC BANK USA, N.A.

HSBC Bank USA, N.A.
601 SW Second Avenue, Suite 1650
Portland, Oregon  97204
Attention:         Paul W. Ip
                   Vice President
Telephone:  (503) 299-1160
Telecopier:  (503) 242-2413
Electronic Mail:  paul.w.ip@us.hsbc.com

JPMORGAN CHASE BANK, N.A.

JPMorgan Chase Bank, N.A.
1999 Avenue of the Stars, Suite 2700
Los Angeles, California  90067
Attention:         Molly Morgan
                   Vice President
Telephone:  (310) 860-7252
Telecopier:  (310) 860-7110
Electronic Mail:  molly.morgan@jpmchase.com

THE NORTHERN TRUST COMPANY

The Northern Trust Company
50 South LaSalle Street
Chicago, Illinois  60603
Attention:         Morgan A. Lyons
                   Vice President
Telephone:  (312) 444-3041
Telecopier:  (312) 444-7028
Electronic Mail:  mal10@ntrs.com

PNC BANK, NATIONAL ASSOCIATION

PNC Bank, National Association
One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania  15222-2707
Attention:         Louis McLinden
                   Vice President
Telephone:  (412) 762-8830
Telecopier:  (412) 705-3232
Electronic Mail:  louis.mclinden@pnc.com

                                                                  SCHEDULE 10.06

                         PROCESSING AND RECORDATION FEES

         The Administrative Agent will charge a processing and recordation fee (an "Assignment Fee") in the amount of $2,500 for each assignment; provided, however, that in the event of two or more concurrent assignments to members of the same Assignee Group (which may be effected by a suballocation of an assigned amount among members of such Assignee Group) or two or more concurrent assignments by members of the same Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group), the Assignment Fee will be $2,500 plus the amount set forth below:


                              TRANSACTION                         ASSIGNMENT FEE

         First four concurrent assignments or suballocations           -0-
         to members of an Assignee Group (or from members of an Assignee Group, as applicable)

         Each additional concurrent assignment or                      $500
         suballocation to a member of such Assignee Group (or from a member of such Assignee Group, as applicable)

                                                                       EXHIBIT A

                          FORM OF COMMITTED LOAN NOTICE

                                                        Date:  ___________, ____

To:      Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

         Reference is made to that certain Amended and Restated Credit Agreement, dated as of November 8, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Schnitzer Steel Industries, Inc., an Oregon corporation (the "Borrower"), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The Borrower hereby requests (select one):

[ ] A Borrowing of Committed Loans    [ ] A conversion or continuation of Loans

1.       On _____________________ (a Business Day).

2.       In the amount of $ ____________.

3.       Comprised of __________________________________.
                      [Type of Committed Loan requested]

4.       In the following currency: ______________________.

5. For Eurocurrency Rate Loans: with an Interest Period of ___ months.

         The Committed Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01 of the Agreement.


                                           SCHNITZER STEEL INDUSTRIES, INC.



                                           By:
                                                  -----------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

                                                                       EXHIBIT B

                         FORM OF SWING LINE LOAN NOTICE

                                                        Date:  ___________, ____

To:      Bank of America, N.A., as Swing Line Lender
         Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

         Reference is made to that certain Amended and Restated Credit Agreement, dated as of November 8, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Schnitzer Steel Industries, Inc., an Oregon corporation (the "Borrower"), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

         The undersigned hereby requests a Swing Line Loan:

         1. On ________________ (a Business Day).

         2. In the amount of $ ___________.

         The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.04(a) of the Agreement.

                                           SCHNITZER STEEL INDUSTRIES, INC.



                                           By:
                                                  -----------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

                                                                       EXHIBIT C

                      AMENDED AND RESTATED PROMISSORY NOTE

$__,000,000                                                     November 8, 2005

         FOR VALUE RECEIVED, the undersigned (the "Borrower") hereby promises to pay to _____________________, a [national banking association], or registered assigns (the "Lender"), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of November 8, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Schnitzer Steel Industries, Inc., an Oregon corporation, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender.

         This Note amends, restates and continues [(i)] a portion of that certain Amended and Restated Promissory Note made by the Borrower in favor of [Lender][Bank of America, N.A., a national banking association,] dated April 25, 2005 in the amount of [$45,000,000, (ii) a portion of that certain Amended and Restated Promissory Note made by the Borrower in favor of Wells Fargo Bank, National Association, a national banking association, dated April 25, 2005 in the amount of $40,000,000, (iii) a portion of that certain Amended and Restated Promissory Note made by the Borrower in favor of U.S. Bank National Association, a national banking association, a national banking association, dated April 25, 2005 in the amount of $40,000,000 and (iv) a portion of that certain Amended and Restated Promissory Note made by the Borrower in favor of The Bank of Tokyo-Mitsubishi, Ltd., a banking corporation organized under the laws of Japan, a national banking association, dated April 25, 2005 in the amount of $25,000,000] (collectively, the "Prior Notes"). The indebtedness evidenced by the Prior Notes has not been repaid, satisfied or discharged and nothing herein shall constitute a repayment, satisfaction or discharge of such indebtedness.

         The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Committed Loan was denominated and in Same Day Funds at the Administrative Agent's Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

         This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount, currency and maturity of its Loans and payments with respect thereto.

         The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WASHINGTON.

                                           SCHNITZER STEEL INDUSTRIES, INC.



                                           By:
                                                  -----------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

                     LOANS AND PAYMENTS WITH RESPECT THERETO


                    CURRENCY                AMOUNT OF
                      AND                  PRINCIPAL OR   OUTSTANDING
         TYPE OF    AMOUNT OF    END OF      INTEREST      PRINCIPAL
          LOAN        LOAN      INTEREST    PAID THIS       BALANCE     NOTATION
 DATE     MADE        MADE       PERIOD       DATE         THIS DATE     MADE BY


------  ---------  -----------  --------  --------------  ------------  --------

------  ---------  -----------  --------  --------------  ------------  --------

------  ---------  -----------  --------  --------------  ------------  --------

------  ---------  -----------  --------  --------------  ------------  --------

------  ---------  -----------  --------  --------------  ------------  --------

------  ---------  -----------  --------  --------------  ------------  --------

------  ---------  -----------  --------  --------------  ------------  --------

------  ---------  -----------  --------  --------------  ------------  --------

------  ---------  -----------  --------  --------------  ------------  --------

------  ---------  -----------  --------  --------------  ------------  --------

------  ---------  -----------  --------  --------------  ------------  --------

------  ---------  -----------  --------  --------------  ------------  --------

------  ---------  -----------  --------  --------------  ------------  --------

------  ---------  -----------  --------  --------------  ------------  --------

------  ---------  -----------  --------  --------------  ------------  --------

------  ---------  -----------  --------  --------------  ------------  --------

                                                                       EXHIBIT D

                         FORM OF COMPLIANCE CERTIFICATE


                                        Financial Statement Date: ________, 20__

To:      Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

         Reference is made to that certain Amended and Restated Credit Agreement, dated as of November 8, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Schnitzer Steel Industries, Inc., an Oregon corporation (the "Borrower"), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

         The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the ____________________________ of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

      [USE FOLLOWING PARAGRAPH 1 FOR FISCAL YEAR-END FINANCIAL STATEMENTS]

         1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

     [USE FOLLOWING PARAGRAPH 1 FOR FISCAL QUARTER-END FINANCIAL STATEMENTS]

         1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of certain footnotes.

         2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

         3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

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

                                  [SELECT ONE:]

         [TO THE BEST KNOWLEDGE OF THE UNDERSIGNED DURING SUCH FISCAL PERIOD, THE BORROWER PERFORMED AND OBSERVED EACH COVENANT AND CONDITION OF THE LOAN DOCUMENTS APPLICABLE TO IT, AND NO DEFAULT HAS OCCURRED AND IS CONTINUING.]

                                     --OR--

         [THE FOLLOWING COVENANTS OR CONDITIONS HAVE NOT BEEN PERFORMED OR OBSERVED AND THE FOLLOWING IS A LIST OF EACH SUCH DEFAULT AND ITS NATURE AND STATUS:]

         4. The representations and warranties of (i) the Borrower contained in
Article V of the Agreement and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

         5. The financial covenant analyses and information set forth on
Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ________, 20__.

                                           SCHNITZER STEEL INDUSTRIES, INC.



                                           By:
                                                  -----------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------



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


                        For the Quarter/Year ended ___________("Statement Date")


                                   SCHEDULE 2
                          to the Compliance Certificate
                                  ($ in 000's)

                        For the Quarter/Year ended ___________("Statement Date")

                                   SCHEDULE 3
                          to the Compliance Certificate
                                  ($ in 000's)

































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
                                                                       EXHIBIT E

                            ASSIGNMENT AND ASSUMPTION

         This Assignment and Assumption (this "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [INSERT NAME OF ASSIGNOR] (the "Assignor") and [INSERT NAME OF ASSIGNEE] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

         For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.       Assignor: ___________________________

2. Assignee: ___________________________ [and is an Affiliate/Approved Fund of [IDENTIFY LENDER]]

3.       Borrower: Schnitzer Steel Industries, Inc.

4. Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5. Credit Agreement: Amended and Restated Credit Agreement, dated as of November 8, 2005, among Schnitzer Steel Industries, Inc., the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender

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

6.       Assigned Interest:

-----------------  ----------------  ----------------  ----------------  -------
                       Aggregate
                       Amount of        Amount of         Percentage
                   Commitment/Loans  Commitment/Loans     Assigned of     CUSIP
Facility Assigned  for all Lenders*     Assigned*      Commitment/Loans   Number
-----------------  ----------------  ----------------  ----------------  -------
                    $                 $                            %
-----------------  ----------------  ----------------  ----------------  -------
                    $                 $                            %
-----------------  ----------------  ----------------  ----------------  -------
                    $                 $                            %
-----------------  ----------------  ----------------  ----------------  -------

[7.      Trade Date: ________________]

Effective Date: ___________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

         The terms set forth in this Assignment and Assumption are hereby agreed to:

                                           ASSIGNOR
                                           [NAME OF ASSIGNOR]

                                           By:
                                               --------------------------------
                                               Title:

                                           ASSIGNEE
                                           [NAME OF ASSIGNEE]

                                           By:
                                               --------------------------------
                                               Title:

[Consented to and] Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By:
    --------------------------
     Title:

[Consented to:]

SCHNITZER STEEL INDUSTRIES, INC.

By:
    --------------------------
     Title:

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
                                            ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

                      Amended and Restated Credit Agreement
                            (Dated November 8, 2005)

                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

         1. Representations and Warranties.

         1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

         1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

         2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest,

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

fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

         3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Washington.


























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
                                                                       EXHIBIT F

                    AMENDED AND RESTATED CONTINUING GUARANTY


         This AMENDED AND RESTATED CONTINUING GUARANTY ("Guaranty") is entered into as of November 8, 2005, is made by MANUFACTURING MANAGEMENT, INC., an Oregon corporation, GENERAL METALS OF TACOMA, INC., a Washington corporation, CASCADE STEEL ROLLING MILLS, INC., an Oregon corporation, NORPROP, INC., an Oregon corporation, JOINT VENTURE OPERATIONS, INC., a Delaware corporation, PROLERIDE TRANSPORT SYSTEMS, INC., a Delaware corporation, PROLER STEEL, INC., a Delaware corporation, PROLER INTERNATIONAL CORP., a Delaware corporation, PNP COMMERCIAL ACQUISITION, LLC, a Delaware limited liability company, PROLERIZED NEW ENGLAND COMPANY, a New York partnership, SCHNITZER GLOBAL EXCHANGE CORP., a Delaware corporation, GREENLEAF AUTO RECYCLERS, LLC, a Delaware limited liability company, PICK-N-PULL AUTO DISMANTLERS, a California general partnership, PICK AND PULL AUTO DISMANTLING, INC., a California corporation, REGIONAL RECYCLING, INC., an Oregon corporation, SCHNITZER SOUTHEAST, LLC, a Georgia limited liability company, TTS RECYCLING LLC, a Delaware limited liability company, SCHNITZER STEEL HAWAII CORP., a Delaware corporation, PICK-N-PULL AUTO DISMANTLERS, STOCKTON, LLC, a California limited liability company (including any additional guarantors becoming a party hereto as provided in Section 26 hereof, collectively, the "Guarantors" and individually, a "Guarantor"), in favor of the Lenders and the L/C Issuers (as such terms are defined in the Credit Agreement referred to below), any Affiliate of any Lender a party to a Specified Swap Contract (as defined below), and BANK OF AMERICA, N.A., a national banking association, as administrative agent for the Lenders and its successors as agent for the Lenders (in such capacity, and together with its successors as administrative agent for the Lenders, the "Administrative Agent").

                                    RECITALS

         A. Schnitzer Steel Industries, Inc., an Oregon corporation (the "Borrower"), Bank of America, N.A., a national banking association ("Bank of America"), Wells Fargo Bank, National Association, a national banking association ("Wells Fargo"), U.S. Bank National Association, a national banking association ("U.S. Bank"), The Bank of Tokyo-Mitsubishi, Ltd., a banking corporation organized under the laws of Japan ("BTM" and together with Bank of America, Wells Fargo and U.S. Bank, collectively, the "Existing Lenders") and Bank of America, N.A., as administrative agent for Existing Lenders (in such capacity, the "Existing Agent"), Swing Line Lender and an L/C Issuer, are parties to that certain Credit Agreement dated as of May 30, 2003 (as amended, restated, supplemented or otherwise modified, the "Existing Credit Agreement") pursuant to which the Existing Lenders have made, or committed to make, revolving loans to the Borrower (collectively, the "Existing Loans").

         B. In connection with the Prior Credit Agreement, Manufacturing Management, Inc., an Oregon corporation ("Manufacturing"), General Metals of Tacoma, Inc., a Washington corporation ("General Metals"), Cascade Steel Rolling Mills, Inc., an Oregon corporation ("Cascade"), Norprop, Inc., an Oregon corporation ("Norprop"), Joint Venture Operations, Inc., a Delaware corporation ("JV Operations"), Proleride Transport Systems, Inc., a Delaware corporation ("Proleride"), Proler Steel, Inc., a Delaware corporation ("Proler Steel"), Proler International Corp., a Delaware corporation ("Proler International" and together with Manufacturing, General Metals, Cascade, Norprop, JV Operations, Proleride and Proler Steel, the "Existing Guarantors") entered into that certain Continuing Guaranty dated as of May 30, 2003 (as amended, restated, supplemented or otherwise modified, the "Existing Guaranty"), pursuant to which the Existing Guarantors guaranteed, among other things, the indebtedness, liabilities and obligations of the Borrower owing to Existing Lenders arising under the Existing Credit Agreement.

         C. Immediately prior to the execution and delivery of this Guaranty, the Existing Lenders, Citicorp USA, Inc., a Delaware corporation, First Hawaiian Bank, a Hawaii corporation, Comerica West Incorporated, a Delaware corporation, HSBC Bank USA, N.A., a national banking association, JPMorgan Chase Bank, N.A., a national banking association, The Northern Trust Company, an Illinois banking corporation, PNC Bank, National Association, a national banking association (collectively, the "New Lenders"), and the Borrower entered into that certain Assignment and Assumption Agreement dated as of November 8, 2005, pursuant to which the Existing Lenders assigned and sold, and the New Lenders assumed and purchased a portion of the Existing Lenders' rights and obligations under the Existing Credit Agreement.

         D. The Borrower, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of November 8, 2005 (as amended, restated, supplemented or otherwise modified, the "Credit Agreement"), which Credit Agreement amended, restated and replaced the Existing Credit Agreement in its entirety.

         E. It is a condition precedent to each Lender's obligation to make its initial Credit Extension under the Credit Agreement that the Guarantors enter into this Guaranty.

         F. Each Guarantor as a direct or indirect wholly-owned Subsidiary of the Borrower will derive substantial and direct benefits (which benefits are hereby acknowledged by each Guarantor) from the Loans and the Letters of Credit and other benefits to be provided to the Borrower under the Credit Agreement.

         NOW, THEREFORE, in consideration of the foregoing and in order to induce the Lenders (including the Swing Line Lender) and the L/C Issuers to make Credit Extensions under the Credit Agreement, each Guarantor hereby agrees to amend and restate the Existing Guaranty in its entirety as follows:

         1. DEFINITIONS. All capitalized terms used in this Guaranty and not otherwise defined herein have the meanings specified in the Credit Agreement. References to the Lenders or any Lender herein shall include the Swing Line Lender in its capacity as a Lender and as Swing Line Lender.

         2. GUARANTY. Subject to the provisions of Section 3 below, each Guarantor hereby irrevocably, absolutely and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the full and punctual payment or performance when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, and at all times thereafter, all of the following debts, liabilities and obligations (collectively, the "Guaranteed Obligations"): (i) all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower owing to the Administrative Agent, each Lender and each L/C Issuer arising under the Credit Agreement and each other Loan Document or otherwise with respect to any Loan or Letter of Credit; (ii) all debts, liabilities, obligations, covenants and duties of, the Borrower or any of its Subsidiaries owing to any Lender or any Affiliate of any Lender and arising under any Swap Contract made or entered into at any time, or in effect at any time, whether directly or indirectly, and whether as a result of assignment or transfer or otherwise, between any Lender or any Affiliate of a Lender and the Borrower or any Subsidiary of the Borrower and that is permitted by Section 7.03(d) of the Credit Agreement (a "Specified Swap Contract"), including liabilities and obligations arising in connection with or as a result of early termination of any such Swap Contract; and (iii) any and all fees, costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent, any Lender or any L/C Issuer in enforcing any rights under the Loan Documents, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, each Guarantor's liability hereunder shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any Loan Party to the Administrative Agent, any Lender or any L/C Issuer (or any Affiliate of a Lender in the case of a Specified Swap Contract) under the Loan Documents or a Specified Swap Contract but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code of the United States of America (Title 11, United States Code) (the "Bankruptcy Code") or the operation of Sections 502(b) and 506(b) of the Bankruptcy Code.

         3. LIMITATION OF LIABILITY. Anything contained in this Guaranty to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of any Guarantor under this Guaranty, the obligations of such Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany indebtedness to the Borrower or other Affiliates of the Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable Law or pursuant to the terms of any agreement.

         4. LIABILITY OF GUARANTORS ABSOLUTE. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

         (a) This Guaranty constitutes a guaranty of payment and performance when due and not of collection.

         (b) The Administrative Agent acting for itself, the Lenders and the L/C Issuers may enforce this Guaranty upon the occurrence of an Event of Default under the Loan Documents notwithstanding the existence of any dispute between the Borrower and the Administrative Agent, any Lender or any L/C Issuer with respect to the existence of such Event of Default.

         (c) The obligations of each Guarantor hereunder are independent of the obligations of the Borrower under the Loan Documents and the obligations of any other guarantor of the obligations of the Borrower under the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions.

         (d) Payment by the Guarantors of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor's liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if the Administrative Agent, any Lender or any L/C Issuer (or any Affiliate of a Lender in the case of a Specified Swap Contract) is awarded a judgment in any suit brought to enforce any Guarantor's covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release any Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit.

         (e) The Administrative Agent, the Lenders and the L/C Issuers (or any Affiliate of a Lender in the case of a Specified Swap Contract) upon such terms as they deem appropriate, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (iii) request and accept other guaranties of the Guaranteed Obligations, (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations and (v) exercise any other rights available to them under the Loan Documents.

         (f) This Guaranty and the obligations of each Guarantor hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not such Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce an agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) of the Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty for the Guaranteed Obligations, in each case whether or not in accordance with the terms of the Loan Documents or any agreement relating to such other guaranty; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source to the payment of indebtedness of the Borrower other than the Guaranteed Obligations, even though the Administrative Agent, any Lender or any L/C Issuer (or any Affiliate of a Lender in the case of a Specified Swap Contract) might have elected to apply such payment to any part or all of the Guaranteed Obligations;
(v) the Administrative Agent's, any Lender's or any L/C Issuer's (or any Affiliate of a Lender in the case of a Specified Swap Contract) consent to the change, reorganization or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any defenses, set-offs or counterclaims which the Borrower may allege or assert against the Administrative Agent, any Lender or any L/C Issuer (or any Affiliate of a Lender in the case of a Specified Swap Contract) in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (vii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

         5. WAIVERS BY GUARANTORS. Each Guarantor hereby waives, for the benefit of the Administrative Agent, each Lender and each L/C Issuer:

         (a) any right to require the Administrative Agent, any Lender or any L/C Issuer, as a condition of payment or performance by any Guarantor, to (i) proceed against the Borrower, any other guarantor of the Guaranteed Obligations or any other Person, (ii) proceed against or have resort to any balance of any deposit account or credit on the books of the Administrative Agent, any Lender or any L/C Issuer in favor of the Borrower or any other Person, or (iii) pursue any other remedy in the power of the Administrative Agent, any Lender or any L/C Issuer whatsoever;

         (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower from any cause other than payment in full of the Guaranteed Obligations;

         (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

         (d) any defense based upon the Administrative Agent's, any Lender's or any L/C Issuer's errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith;

         (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of any Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting any Guarantor's liability hereunder or the enforcement hereof, and (iii) any rights to set-offs, recoupments and counterclaims;

         (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Loan Documents or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to the Borrower and notices of any of the matters referred to in Section 4 above and any right to consent to any thereof; and

         (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

         6. GUARANTOR'S RIGHTS OF SUBROGATION, CONTRIBUTION, ETC. Until all of the Guaranteed Obligations shall have been finally and indefeasibly paid and performed in full, the Aggregate Commitments have been terminated, all Letters of Credit issued or deemed issued pursuant to the Credit Agreement have been surrendered and all Specified Swap Contracts have been terminated, each Guarantor waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against the Borrower or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against the Borrower, and (b) any right to enforce, or to participate in, any claim, right or remedy that the Administrative Agent, any Lender or any L/C Issuer now has or may hereafter have against the Borrower. In addition, until all of the Guaranteed Obligations shall have been finally and indefeasibly paid and performed in full, the Aggregate Commitments have been terminated, all Letters of Credit issued or deemed issued pursuant to the Credit Agreement have been surrendered and all Specified Swap Contracts have been terminated, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor of the Guaranteed Obligations. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against the Borrower, and any rights of contribution such Guarantor may have against any such other guarantor (including any Guarantor), shall be junior and subordinate to any rights the Administrative Agent, the Lenders and the L/C Issuers may have against the Borrower, and to any right the Administrative Agent, any Lender or any L/C Issuer may have against such other guarantor (including any Guarantor). If any amount shall be paid to a Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when the Guaranteed Obligations shall not have been finally and indefeasibly paid and performed in full, the Aggregate Commitments shall not have been terminated, all Letters of Credit issued or deemed issued pursuant to the Credit Agreement shall not have been

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surrendered and all Specified Swap Contracts shall not have been terminated, such amount shall be held in trust for the Administrative Agent and shall forthwith be paid over to the Administrative Agent to be applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

         7. SUBORDINATION OF OTHER OBLIGATIONS. Any debts, liabilities and obligations of the Borrower now or hereafter held by any Guarantor is hereby subordinated in right of payment to the Guaranteed Obligations, and any such debts, liabilities and obligations of the Borrower to any Guarantor collected or received by such Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Administrative Agent and shall forthwith be paid over to the Administrative Agent to be applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of any Guarantor under any other provision of this Guaranty.

         8. CONTINUING GUARANTY. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been finally and indefeasibly paid and performed in full (other than contingent indemnification obligations), the Aggregate Commitments have been terminated, all Letters of Credit issued or deemed issued pursuant to the Credit Agreement have expired or been terminated and all Specified Swap Contracts have been terminated; provided, however, that the obligations of the Guarantors under Sections 13 and 20 shall survive any termination of this Guaranty. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

         9. AUTHORITY OF BORROWER AND GUARANTORS. It is not necessary for the Administrative Agent, any Lender or any L/C Issuer to inquire into the powers of the Borrower or any other Loan Party or of the officers, directors, members, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

         10. INFORMATION. Loans may be made or continued and Letters of Credit may be issued, amended or extended by the Lenders and the L/C Issuers, as applicable, to or for the account of the Borrower from time to time under the Credit Agreement and related Loan Documents without notice to or authorization from any Guarantor regardless of the financial or other condition of the Borrower at the time of any such extension of credit. Neither the Administrative Agent, any Lender or any L/C Issuer shall have any obligation to disclose or discuss with any Guarantor its assessment, or such Guarantor's assessment, of the financial condition of the Borrower. Each Guarantor has adequate means to obtain information from the Borrower on a continuing basis concerning the financial condition of the Borrower and its ability to perform its obligations under the Loan Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of the Administrative Agent, any Lender or any L/C Issuer to disclose any matter, fact or thing relating to the business, operations or conditions of the Borrower now known or hereafter known by the Administrative Agent, such Lender or such L/C Issuer.

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         11. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each Affiliate of a Lender a party to a Specified Swap Contract is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Laws, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of any Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Guaranty or any other Loan Document to such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Guaranty or any other Loan Document and although such obligations of such Guarantor may be contingent or unmatured or are owed to a branch or office of such Lender or such L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the applicable Guarantor and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

         12. BANKRUPTCY; POST-PETITION INTEREST; REINSTATEMENT OF GUARANTY.

         (a) So long as the Guaranteed Obligations shall not have been finally and indefeasibly paid and performed in full, the Aggregate Commitments shall not have expired or been terminated, all Letters of Credit issued or deemed issued pursuant to the Credit Agreement shall not have expired or been terminated and all Specified Swap Contracts shall not have expired or been terminated, no Guarantor shall, without the prior written consent of the Administrative Agent in accordance with the terms of the Credit Agreement, commence or join with any other Person in commencing any proceeding under any Debtor Relief Law against the Borrower. The obligations of the Guarantors under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding under any Debtor Relief Laws naming the Borrower as the debtor or by any defense which the Borrower may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

         (b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if said proceedings had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of each Guarantor, the Administrative Agent, each Lender and each L/C Issuer that the Guaranteed Obligations which are Guaranteed by the Guarantors pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve the Borrower of any portion of such Guaranteed Obligations. Each Guarantor will permit any trustee in any proceeding under any Debtor Relief Law or similar person to pay the Administrative Agent, the Lenders and the L/C Issuers, or allow the claims of the Administrative Agent, the Lenders and the

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L/C Issuers (or any Affiliate of a Lender in the case of a Specified Swap
Contract) in respect of, any such interest accruing after the date on which such proceeding is commenced.

         (c) In the event that all or any portion of the Guaranteed Obligations are paid by the Borrower or by any other guarantor (including any Guarantor), the obligations of each Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from the Administrative Agent, any Lender or any L/C Issuer (or any Affiliate of a Lender in the case of a Specified Swap Contract) as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes under this Guaranty.

         13. TAXES.

         (a) Any and all payments by or on account of any obligation of the respective Guarantors hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the applicable Guarantor shall be required by applicable Laws to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make such deductions and (iii) such Guarantor shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Laws.

         (b) Without limiting the provisions of subsection (a) above, each Guarantor shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.

         (c) Each Guarantor shall indemnify the Administrative Agent, each Lender and each L/C Issuer, within 30 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or such L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to a Guarantor by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error.

         (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Guarantor to a Governmental Authority, such Guarantor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

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         (e) If the Administrative Agent, any Lender or any L/C Issuer
determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Guarantor or with respect to which any Guarantor has paid additional amounts pursuant to this Section, it shall pay to such Guarantor an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Guarantor under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent, such Lender or such L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Guarantor, upon the request of the Administrative Agent, such Lender or such L/C Issuer, agrees to repay the amount paid over to such Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such L/C Issuer in the event the Administrative Agent, such Lender or such L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or any L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Guarantor or any other Person.

         14. REPRESENTATIONS AND WARRANTIES. Each Guarantor represents and warrants to the Administrative Agent and the Lenders that:

         (a) Existence, Qualification and Power; Compliance with Laws. Such Guarantor (i) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (ii) has all requisite power and authority and all governmental licenses, authorizations, consents and approvals to own or lease its assets, carry on its business and to execute, deliver, and perform its obligations under this Guaranty and each other Loan Document to which it is a party, (iii) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (iv) is in compliance with all Laws, except in each case referred to in clause (iii) or this clause (iv), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

         (b) Authorization; No Contravention. The execution, delivery and performance by such Guarantor of this Guaranty and each other Loan Document to which it is a party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Guarantor's Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Law. Each Guarantor is in compliance with all Contractual Obligations referred to in clause (ii)(B), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

         (c) Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance

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by, or enforcement against, any Guarantor of this Guaranty or any other Loan
Document to which it is a party.

         (d) Binding Effect. This Guaranty has been, and each other Loan Document to which it is a party, when delivered, will have been, duly executed and delivered by such Guarantor. This Guaranty constitutes, and each such other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Guarantor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors' rights generally.

         (e) Solvency. Each Guarantor is Solvent and shall be Solvent immediately after the consummation of the transactions contemplated by this Guaranty.

         (f) Investment Company Act; Public Utility Holding Company Act. None of the Guarantors, any Person controlling any Guarantor, or any Subsidiary of any Guarantor (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

         15. PAYMENT BY GUARANTORS; APPLICATION OF PAYMENTS. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent, any Lender or any L/C Issuer has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower to pay any Guaranteed Obligation when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent, the Lenders or the L/C Issuers (or any Affiliate of a Lender in the case of a Specified Swap Contract) as designated thereby, in cash such Guaranteed Obligation. Except as otherwise expressly provided herein, all payments by any Guarantor hereunder shall be made to the Administrative Agent, for the account of the Lenders or the applicable L/C Issuer at the Administrative Agent's Payment Office in Dollars. Payments received from any Guarantor shall, unless otherwise expressly provided herein, be applied:

         First, to payment of any fees, costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the exercise, enforcement or protection of any of the rights of the Administrative Agent, the Lenders and the L/C Issuers under this Guaranty; and

         Second, to payment in full of the Guaranteed Obligations (to the extent not included in clause First above) in accordance with Section 8.03 of the Credit Agreement.

The Administrative Agent shall have absolute discretion as to the time of application of any payments received from any Guarantor.

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         16. ASSIGNMENTS, PARTICIPATIONS, CONFIDENTIALITY. Any Lender and any
L/C Issuer may from time to time, without notice to any Guarantor and without affecting any Guarantor's obligations hereunder, transfer its interest in the Guaranteed Obligations to Participants and Eligible Assignees as provided in the Credit Agreement. Each Guarantor agrees that each such transfer will give rise to a direct obligation of such Guarantor to each such Participant and Eligible Assignee and that each such Participant and Eligible Assignee shall have the same rights and benefits under this Guaranty as it would have if it were a Lender or L/C Issuer, as the case may be, a party to the Credit Agreement and this Guaranty. Each Guarantor, the Administrative Agent, each Lender and each L/C Issuer agree that the provisions of Section 10.07 of the Credit Agreement shall apply to all information provided to the Administrative Agent, a Lender or an L/C Issuer by any Guarantor under this Guaranty or any other Loan Document to which such Guarantor is a party, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by such Guarantor; provided that, in the case of information received from a Guarantor after the date hereof, such information is clearly identified in writing at the time of delivery as confidential.

         17. LOAN DOCUMENT. This Guaranty is a Loan Document executed and delivered pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof. Without limiting the generality of the foregoing, the rules of construction and interpretation specified in Section 1.02 of the Credit Agreement also apply to this Guaranty and are incorporated herein by this reference.

         18. NOTICES. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier (a) in the case of the Administrative Agent, the Lenders and the L/C Issuers, to the address or telecopier number specified for notices in Section 10.02 of the Credit Agreement and (b) in the case of the Guarantors, to the address or telecopier number specified below:

                  c/o Schnitzer Steel Industries, Inc.
                  3200 NW Yeon Avenue
                  P.O. Box 10047 Portland, Oregon 97296
                  Attention: General Counsel
                  Telephone: (503) 224-9900
                  Telecopier: (503) 299-2277

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).

         19. NO WAIVER; CUMULATIVE REMEDIES. No failure by the Administrative Agent, any Lender or any L/C Issuer to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of

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any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No waiver of any single breach or default under this Guaranty shall be deemed a waiver of any other breach or default. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Administrative Agent, the Lenders and the L/C Issuers. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy. No notice or demand on any Guarantor in any case shall entitle such Guarantor or any other Guarantor to any other or further notice or demand in similar or other circumstances.

         20. COSTS AND EXPENSES. Each Guarantor, jointly with the other Guarantors and severally, agrees to pay or reimburse the Administrative Agent, each Lender and each L/C Issuer within five Business Days after demand for any and all reasonable fees, costs or out-of-pocket expenses (including Attorney Costs) incurred by them in connection with the exercise, enforcement or protection of any of the rights of the Administrative Agent under this Guaranty (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Guaranteed Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law).

         21. GOVERNING LAW; JURISDICTION; ETC.

         (a) GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF WASHINGTON.

         (b) SUBMISSION TO JURISDICTION. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF WASHINGTON SITTING IN KING COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE WESTERN DISTRICT OF WASHINGTON, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH WASHINGTON STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

         (c) WAIVER OF VENUE. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY

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APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF
VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

         (d) SERVICE OF PROCESS. EACH GUARANTOR IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 18. NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

         22. WAIVER OF JURY TRIAL. EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND
(B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         23. USA PATRIOT ACT NOTICE. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Guarantors that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26,
2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Guarantors, which information includes the name and address of each Guarantor and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Guarantor in accordance with the Act.

         24. AMENDMENTS, ETC. No amendment or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall be effective unless in writing signed by the Administrative Agent and such Guarantor, subject to any consent required in accordance with Section 10.01 of the Credit Agreement, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit under the Credit Agreement shall not be construed as a waiver of any Default or Event of Default under the Credit Agreement.

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         25 COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Guaranty may be
executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Guaranty and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Guaranty shall become effective when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Guaranty by telecopy shall be effective as delivery of a manually executed counterpart of this Guaranty.

         26. ADDITIONAL GUARANTORS. Pursuant to Section 6.12 of the Credit Agreement, each Domestic Subsidiary that becomes a Material Subsidiary and each Subsidiary designated a Designated Subsidiary is required to become a party to this Guaranty as a Guarantor upon becoming a Material Subsidiary or a Designated Subsidiary, as applicable. Upon the execution and delivery by such Material Subsidiary or a Designated Subsidiary of an instrument in the form of Annex 1 hereto and acceptance thereof by the Administrative Agent, such Material Subsidiary or Designated Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.

         27. SEVERABILITY. If any provision of this Guaranty is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guaranty shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         28. NO INCONSISTENT REQUIREMENTS. Each Guarantor acknowledges that this Guaranty and the other Loan Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.

         29. JUDGMENT CURRENCY. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Guarantor in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Guaranty (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Administrative

Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Guarantor in the Agreement Currency, such Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Guarantor (or to any other Person who may be entitled thereto under applicable Laws).

         30. ORAL AGREEMENTS. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

         IN WITNESS WHEREOF, each Guarantor has executed this Guaranty by its duly authorized officer as of the day and year first above written.

                                           MANUFACTURING MANAGEMENT, INC.



                                           By:
                                                  -----------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

                                           GENERAL METALS OF TACOMA, INC.



                                           By:
                                                  -----------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

                                           CASCADE STEEL ROLLING MILLS, INC.



                                           By:
                                                  -----------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

                                           NORPROP, INC.



                                           By:
                                                  -----------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

                                           JOINT VENTURE OPERATIONS, INC.



                                           By:
                                                  -----------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

                                           PROLERIDE TRANSPORT SYSTEMS, INC.



                                           By:
                                                  -----------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

                                           PROLER STEEL, INC.



                                           By:
                                                  -----------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

                                           PROLER INTERNATIONAL CORP.



                                           By:
                                                  -----------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

                                           PNP COMMERCIAL ACQUISITION, LLC



                                           By:
                                                  -----------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

                                           PROLERIZED NEW ENGLAND COMPANY

                                           By:  Joint Venture Operations, Inc.
                                           Its:  General Partner



                                           By:
                                                  -----------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

                                           SCHNITZER GLOBAL EXCHANGE CORP.



                                           By:
                                                  -----------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

                                           GREENLEAF AUTO RECYCLERS, LLC



                                           By:
                                                  -----------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

                                           PICK-N-PULL AUTO DISMANTLERS

                                           By:  Norprop, Inc.
                                           Its:  General Partner



                                           By:
                                                  -----------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

                                           PICK AND PULL AUTO DISMANTLING, INC.



                                           By:
                                                  -----------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

                                           REGIONAL RECYCLING, INC.



                                           By:
                                                  -----------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

                                           SCHNITZER SOUTHEAST, LLC



                                           By:
                                                  -----------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

                                           TTS RECYCLING LLC



                                           By:
                                                  -----------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

                                           SCHNITZER STEEL HAWAII CORP.



                                           By:
                                                  -----------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

                                           PICK-N-PULL AUTO DISMANTLERS,
                                           STOCKTON, LLC



                                           By:
                                                  -----------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------




Accepted:
---------

BANK OF AMERICA, N.A., as
Administrative Agent


By:
       ------------------------------
Name:
       ------------------------------
Title:
       ------------------------------

                                                                         ANNEX 1

                                   SUPPLEMENT

         SUPPLEMENT NO. ____ dated as of __________________, to the Amended and Restated Continuing Guaranty dated as of November 8, 2005, (the "Guaranty") made by MANUFACTURING MANAGEMENT, INC., an Oregon corporation, GENERAL METALS OF TACOMA, INC., a Washington corporation, CASCADE STEEL ROLLING MILLS, INC., an Oregon corporation, NORPROP, INC., an Oregon corporation, JOINT VENTURE OPERATIONS, INC., a Delaware corporation, PROLERIDE TRANSPORT SYSTEMS, INC., a Delaware corporation, PROLER STEEL, INC., a Delaware corporation, PROLER INTERNATIONAL CORP., a Delaware corporation, PNP COMMERCIAL ACQUISITION, LLC, a Delaware limited liability company, PROLERIZED NEW ENGLAND COMPANY, a New York partnership, SCHNITZER GLOBAL EXCHANGE CORP., a Delaware corporation, GREENLEAF AUTO RECYCLERS, LLC, a Delaware limited liability company, PICK-N-PULL AUTO DISMANTLERS, a California general partnership, PICK AND PULL AUTO DISMANTLING, INC., a California corporation, REGIONAL RECYCLING, INC., an Oregon corporation, SCHNITZER SOUTHEAST, LLC, a Georgia limited liability company, TTS RECYCLING LLC, a Delaware limited liability company, SCHNITZER STEEL HAWAII CORP., a Delaware corporation, PICK-N-PULL AUTO DISMANTLERS, STOCKTON, LLC, a California limited liability company (including any additional guarantors becoming a party hereto as provided in Section 26 thereof, collectively, the "Guarantors" and individually, a "Guarantor"), in favor of the Lenders and the L/C Issuers (as such terms are defined in the Credit Agreement referred to below), any Affiliate of any Lender a party to a Specified Swap Contract (as defined below), and BANK OF AMERICA, N.A., a national banking association, as administrative agent for the Lenders and its successors as agent for the Lenders (in such capacity, and together with its successors as administrative agent for the Lenders, the "Administrative Agent").

                                    RECITALS

         A. Schnitzer Steel Industries, Inc., an Oregon corporation (the "Borrower") is a party to that certain Amended and Restated Credit Agreement dated as of November 8, 2005 by and among the Borrower, the lenders from time to time party thereto and Bank of America, N.A., a national banking association, as Administrative Agent, Swing Line Lender and an L/C Issuer (as amended, restated, modified, renewed, supplemented or extended from time to time, the "Credit Agreement").

         B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty.

         C. The Guarantors have entered into the Guaranty in order to induce the Lenders (including the Swing Line Lender) and the L/C Issuers to make Credit Extensions under the Credit Agreement, and pursuant to Section 6.12 of the Credit Agreement, each Domestic Subsidiary that becomes a Material Subsidiary and each Subsidiary designated a Designated Subsidiary is required to enter into the Guaranty as a Guarantor upon becoming a Material Subsidiary or a Designated Subsidiary, as applicable.

         D. The undersigned Subsidiary (the "New Guarantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty in consideration for the Lenders (including the Swing Line Lender) and the L/C Issuers to make Credit Extensions under the Credit Agreement.

         Accordingly, the New Guarantor agrees as follows:

         1. In accordance with Section 26 of the Guaranty, the New Guarantor by its signature below becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guaranty applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a "Guarantor" in the Guaranty shall be deemed to include the New Guarantor. The Guaranty is hereby incorporated herein by reference.

         2. The New Guarantor represents and warrants to the Administrative Agent, the Lenders and the L/C Issuers that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors' rights generally.

         3. This Supplement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Supplement by telecopy shall be effective as delivery of a manually executed counterpart of this Supplement.

         4. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.

         5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF WASHINGTON.

         6. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         7. All communications and notices hereunder shall be in writing and given as provided in Section 18 of the Guaranty. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below.

         8. The New Guarantor agrees to reimburse the Administrative Agent for its out-of-pocket expenses (including Attorney Costs) incurred in connection with this Supplement.

         9. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

         IN WITNESS WHEREOF, the New Guarantor has executed this Supplement by its duly authorized officer as of the day and year first above written.

                                           [NEW GUARANTOR]



                                           By:
                                                    ---------------------------
                                           Name:
                                                    ---------------------------
                                           Title:
                                                    ---------------------------
                                           Address:
                                                    ---------------------------


Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent



By:
       -----------------------
Name:
       -----------------------
Title:
       -----------------------

                                                                       EXHIBIT G

                INDEMNITY, SUBROGATION AND CONTRIBUTION AGREEMENT

         This INDEMNITY, SUBROGATION AND CONTRIBUTION AGREEMENT (this "Agreement") is entered into as of November 8, 2005 among SCHNITZER STEEL INDUSTRIES, INC., an Oregon corporation (the "Borrower"), MANUFACTURING MANAGEMENT, INC., an Oregon corporation ("Manufacturing"), GENERAL METALS OF TACOMA, INC., a Washington corporation ("General Metals"), CASCADE STEEL ROLLING MILLS, INC., an Oregon corporation ("Cascade"), NORPROP, INC., an Oregon corporation ("Norprop"), JOINT VENTURE OPERATIONS, INC., a Delaware corporation ("JV Operations"), PROLERIDE TRANSPORT SYSTEMS, INC., a Delaware corporation ("Proleride"), PROLER STEEL, INC., a Delaware corporation ("Proler Steel"), PROLER INTERNATIONAL CORP., a Delaware corporation ("Proler International"), PNP COMMERCIAL ACQUISITION, LLC, a Delaware limited liability company ("PNP"), PROLERIZED NEW ENGLAND COMPANY, a New York partnership ("Prolerized"), SCHNITZER GLOBAL EXCHANGE CORP., a Delaware corporation ("Global Exchange"), GREENLEAF AUTO RECYCLERS, LLC, a Delaware limited liability company ("Greenleaf"), PICK-N-PULL AUTO DISMANTLERS, a California general partnership ("Auto Dismantlers"), PICK AND PULL AUTO DISMANTLING, INC., a California corporation ("Auto Dismantling"), REGIONAL RECYCLING, INC., an Oregon corporation ("Regional Recycling"), SCHNITZER SOUTHEAST, LLC, a Georgia limited liability company ("Schnitzer Southeast"), TTS RECYCLING LLC, a Delaware limited liability company ("TTS"), SCHNITZER STEEL HAWAII CORP., a Delaware corporation ("Schnitzer Hawaii"), PICK-N-PULL AUTO DISMANTLERS, STOCKTON, LLC, a California limited liability company ("Stockton" and together with Manufacturing, General Metals, Cascade, Norprop, JV Operations, Proleride, Proler Steel, Proler International, PNP, Prolerized, Global Exchange, Greenleaf, Auto Dismantlers, Auto Dismantling, Regional Recycling, Schnitzer Southeast, TTS, Schnitzer Hawaii and any additional guarantors becoming a party hereto as provided in Section 17 hereof, collectively, the "Guarantors" and individually, a "Guarantor"), and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders (as defined herein) and its successors as agent for the Lenders (in such capacity, and together with its successors as agent for the Lenders, the "Administrative Agent").

                                    RECITALS

         A. The Borrower is a party to that certain Amended and Restated Credit Agreement dated as of November 8, 2005 by and among the Borrower, each lender from time to time party thereto (collectively, the "Lenders" and individually, a "Lender") and Bank of America, N.A., a national banking association, as Administrative Agent, Swing Line Lender and an L/C Issuer (as amended, restated, modified, renewed, supplemented or extended from time to time, the "Credit Agreement").

         B. The Guarantors are each a party to that certain Amended and Restated Continuing Guaranty dated as of November 8, 2005 (as amended, restated, modified, renewed, supplemented or extended from time to time, the "Guaranty"), pursuant to which each Guarantor guaranteed, among other things, the full and punctual payment or performance when due of all advances to, and debts, liabilities, obligations, covenants and duties of the Borrower arising under the Credit Agreement.

         C. The Borrower, the Guarantors and the Administrative Agent wish to provide for the indemnification by the Borrower of the Guarantors with respect to amounts paid or assets sold by such Guarantors in connection with their obligations under the Guaranty.

         D. It is a condition precedent to each Lender's and L/C Issuer's obligation to make its initial Credit Extension under the Credit Agreement that the Borrower and the Guarantors (collectively, the "Loan Parties" and individually, a "Loan Party") enter into this Agreement.

         E. Each Guarantor as a direct or indirect wholly-owned Subsidiary of the Borrower will derive substantial and direct benefits (which benefits are hereby acknowledged by each Guarantor) from the Loans and other benefits to be provided to the Borrower under the Credit Agreement;

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration receipt of which is hereby acknowledged, the Borrower, each Guarantor and the Administrative Agent, on behalf of itself and each Lender, hereby agree as follows:

         1. DEFINITIONS; INTERPRETATION. All capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Guaranty or, if not defined therein, the Credit Agreement. The rules of construction and interpretation specified in Section 1.02 of the Credit Agreement also apply to this Agreement and are incorporated herein by this reference.

         2. INDEMNITY AND SUBROGATION. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable Law (but subject to Section 4 hereof), the Borrower agrees that in the event a payment shall be made by any Guarantor under the Guaranty of or in respect of a Guaranteed Obligation, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

         3. CONTRIBUTION AND SUBROGATION. Each Guarantor (for purposes of this
Section 3, a "Contributing Party") agrees (subject to Section 4 hereof) that, in the event a payment shall be made by any other Guarantor under the Guaranty and such Guarantor (for purposes of this Section 3, the "Claiming Party") shall not have been fully indemnified by the Borrower as provided in Section 2, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date of the Guaranty (or, in the case of any Guarantor becoming a party hereto pursuant to Section 17 hereof, the date of the Supplement hereto executed and delivered by such Guarantor) and the denominator shall be the aggregate net worth of all the Guarantors on the date of the Guaranty (or, in the case of any Guarantor becoming a party hereto pursuant to Section 17 hereof, the date of the Supplement hereto executed and delivered by such Guarantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 3 shall be subrogated to the rights of such Claiming Party under Section 2 hereof to the extent of such payment.

         4. SUBORDINATION. Anything herein to the contrary notwithstanding, all rights of the Guarantors under Sections 2 and 3 hereof and all other rights of indemnity, contribution or subrogation under applicable Law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of all Guaranteed Obligations. No failure on the part of any Loan Party to make the payments required by Sections 2 and 3 hereof (or any other payments required under applicable Law or otherwise) shall in any respect limit the obligations and liabilities of any Loan Party with respect to its obligations hereunder, and each Loan Party shall remain liable for the full amount of their respective obligations hereunder.

         5. OBLIGATIONS ABSOLUTE. All rights of the Administrative Agent hereunder and all obligations of each Loan Party hereunder shall be irrevocable, absolute, independent and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Guaranteed Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Guaranteed Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Guarantor in respect of the Guaranteed Obligations or this Agreement.

         6. REPRESENTATIONS AND WARRANTIES. Borrower and each Guarantor represents and warrants to the Administrative Agent and the Lenders that:

         (a) Existence and Power. Borrower and such Guarantor (i) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and (ii) has all requisite power and authority and all governmental licenses, authorizations, consents and approvals to execute, deliver, and perform its obligations under this Agreement.

         (b) Binding Effect. This Agreement has been duly executed and delivered by Borrower and such Guarantor. This Agreement constitutes a legal, valid and binding obligation of Borrower and such Guarantor, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors' rights generally.

         7. TERMINATION. This Agreement shall survive and be in full force and effect so long as any Guaranteed Obligation is outstanding and has not been indefeasibly paid in full in cash (other than contingent indemnification obligations) and so long as the Commitments have not expired or been terminated, and shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all, or any part of, any payment of any Guaranteed Obligation is rescinded or recovered directly or indirectly from the Administrative

Agent, any Lender, any L/C Issuer or any Loan Party as a preference, fraudulent transfer or otherwise.

         8. LOAN DOCUMENT. This Agreement is a Loan Document executed and delivered pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

         9. NOTICES. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier (a) in the case of the Administrative Agent, the Lenders and the L/C Issuers, to the address or telecopier number specified for notices in Section 10.02 of the Credit Agreement and (b) in the case of the Loan Parties, to the address or facsimile number of the Borrower specified for notices on Section 10.02 of the Credit Agreement. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).

         10. NO WAIVER; CUMULATIVE REMEDIES. No failure by the Administrative Agent, any Lender, any L/C Issuer or any Loan Party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder or any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No waiver of any single breach or default under this Agreement shall be deemed a waiver of any other breach or default. The rights, remedies, powers and privileges provided herein and in the other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Administrative Agent, the Lenders and the Loan Parties. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy. No notice or demand on any Loan Party in any case shall entitle such Loan Party or any other Loan Party to any other or further notice or demand in similar or other circumstances.

         11. COSTS AND EXPENSES; INDEMNIFICATION; OTHER CHARGES.

         (a) Costs and Expenses. The Loan Parties jointly and severally agree to pay upon demand to the Administrative Agent the amount of any and all fees, costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with (i) the exercise, enforcement or protection of any of the rights of the Administrative Agent, the Lenders and the L/C Issuers under this Agreement (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Guaranteed Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law) or (ii) the failure of any Loan Party to perform or observe any its obligations under this Agreement.

         (b) Indemnification. The Loan Parties jointly and severally agree to indemnify and hold harmless the Administrative Agent and its Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with this Agreement or the transactions contemplated hereby or any action taken or omitted to be taken by it hereunder (the "Indemnified Liabilities"), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. The agreements in this subsection (b) shall survive the expiration or termination of the Commitments and the repayment, satisfaction or discharge of all the Guaranteed Obligations.

         (c) Additional Guaranteed Obligations. All amounts due under this
Section 10 shall be payable within ten days of written demand therefor. If any amount payable by any Loan Party under this Agreement is not paid when due, such amount shall (i) thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws and (ii) be additional Guaranteed Obligation.

         12. SUCCESSOR AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent (and any attempted assignment or transfer by any Loan Party without such consent shall be null and void). Anything herein to the contrary notwithstanding, at the time any Guarantor is released by the Administrative Agent and the Lenders from its obligations under the Guaranty, such Guarantor will cease to have any rights or obligations under this Agreement.

         13. GOVERNING LAW; JURISDICTION; ETC.

         (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF WASHINGTON.

         (b) SUBMISSION TO JURISDICTION. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF WASHINGTON SITTING IN KING COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE WESTERN DISTRICT OF WASHINGTON, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH WASHINGTON STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE

ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

         (c) WAIVER OF VENUE. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

         (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 8 HEREOF. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

         14. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         15. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Administrative Agent, the Borrower and such Guarantor, subject to any consent required in accordance with Section 10.01 of the Credit Agreement, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit under the Credit Agreement shall not be construed as a waiver of any Default or Event of Default under the Credit Agreement.

         16. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         17. ADDITIONAL GUARANTORS. Pursuant to Section 6.12 of the Credit Agreement, each Domestic Subsidiary that becomes a Material Subsidiary and each Subsidiary designated a Designated Subsidiary is required to enter into this Agreement as a Guarantor upon becoming a Material Subsidiary or a Designated Subsidiary, as applicable. Upon the execution and delivery by such Material Subsidiary or a Designated Subsidiary of an instrument in the form of Annex 1 hereto and acceptance thereof by the Administrative Agent, such Material Subsidiary or Designated Subsidiary shall become a Loan Party hereunder with the same force and effect as if originally named as a Loan Party herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

         18. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         19. ORAL AGREEMENTS. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                           SCHNITZER STEEL INDUSTRIES, INC.



                                           By:
                                                  -----------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

                                           MANUFACTURING MANAGEMENT, INC.



                                           By:
                                                  -----------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

                                           GENERAL METALS OF TACOMA, INC.



                                           By:
                                                  -----------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

                                           CASCADE STEEL ROLLING MILLS, INC.



                                           By:
                                                  -----------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

                                           NORPROP, INC.



                                           By:
                                                  -----------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

                                           JOINT VENTURE OPERATIONS, INC.



                                           By:
                                                  -----------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

                                           PROLERIDE TRANSPORT SYSTEMS, INC.



                                           By:
                                                  -----------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

                                           PROLER STEEL, INC.



                                           By:
                                                  -----------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

                                           PROLER INTERNATIONAL CORP.



                                           By:
                                                  -----------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

                                           PNP COMMERCIAL ACQUISITION, LLC



                                           By:
                                                  -----------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

                                           PROLERIZED NEW ENGLAND COMPANY

                                           By:  Joint Venture Operations, Inc.
                                           Its:  General Partner



                                           By:
                                                  -----------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

                                           SCHNITZER GLOBAL EXCHANGE CORP.



                                           By:
                                                  -----------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

                                           GREENLEAF AUTO RECYCLERS, LLC



                                           By:
                                                  -----------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

                                           PICK-N-PULL AUTO DISMANTLERS

                                           By:  Norprop, Inc.
                                           Its:  General Partner



                                           By:
                                                  -----------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

                                           PICK AND PULL AUTO DISMANTLING, INC.



                                           By:
                                                  -----------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

                                           REGIONAL RECYCLING, INC.



                                           By:
                                                  -----------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

                                           SCHNITZER SOUTHEAST, LLC



                                           By:
                                                  -----------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

                                           TTS RECYCLING LLC



                                           By:
                                                  -----------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

                                           SCHNITZER STEEL HAWAII CORP.



                                           By:
                                                  -----------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

                                           PICK-N-PULL AUTO DISMANTLERS,
                                           STOCKTON, LLC



                                           By:
                                                  -----------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

                                           BANK OF AMERICA, N.A., as
                                           Administrative Agent



                                           By:
                                                  -----------------------------
                                           Name:
                                                  -----------------------------
                                           Title:
                                                  -----------------------------

                                                                         ANNEX 1

                                   SUPPLEMENT

         SUPPLEMENT NO. ____ dated as of __________________, to the Indemnity, Subrogation and Contribution Agreement dated as of November 8, 2005 (the "Contribution Agreement") made among SCHNITZER STEEL INDUSTRIES, INC., an Oregon corporation (the "Borrower"), MANUFACTURING MANAGEMENT, INC., an Oregon corporation ("Manufacturing"), GENERAL METALS OF TACOMA, INC., a Washington corporation ("General Metals"), CASCADE STEEL ROLLING MILLS, INC., an Oregon corporation ("Cascade"), NORPROP, INC., an Oregon corporation ("Norprop"), JOINT VENTURE OPERATIONS, INC., a Delaware corporation ("JV Operations"), PROLERIDE TRANSPORT SYSTEMS, INC., a Delaware corporation ("Proleride"), PROLER STEEL, INC., a Delaware corporation ("Proler Steel"), PROLER INTERNATIONAL CORP., a Delaware corporation ("Proler International"), PNP COMMERCIAL ACQUISITION, LLC, a Delaware limited liability company ("PNP"), PROLERIZED NEW ENGLAND COMPANY, a New York partnership ("Prolerized"), SCHNITZER GLOBAL EXCHANGE CORP., a Delaware corporation ("Global Exchange"), GREENLEAF AUTO RECYCLERS, LLC, a Delaware limited liability company ("Greenleaf"), PICK-N-PULL AUTO DISMANTLERS, a California general partnership ("Auto Dismantlers"), PICK AND PULL AUTO DISMANTLING, INC., a California corporation ("Auto Dismantling"), REGIONAL RECYCLING, INC., an Oregon corporation ("Regional Recycling"), SCHNITZER SOUTHEAST, LLC, a Georgia limited liability company ("Schnitzer Southeast"), TTS RECYCLING LLC, a Delaware limited liability company ("TTS"), SCHNITZER STEEL HAWAII CORP., a Delaware corporation ("Schnitzer Hawaii"), PICK-N-PULL AUTO DISMANTLERS, STOCKTON, LLC, a California limited liability company ("Stockton" and together with Manufacturing, General Metals, Cascade, Norprop, JV Operations, Proleride, Proler Steel, Proler International, PNP, Prolerized, Global Exchange, Greenleaf, Auto Dismantlers, Auto Dismantling, Regional Recycling, Schnitzer Southeast, TTS, Schnitzer Hawaii and any additional guarantors becoming a party hereto as provided in Section 17 hereof, collectively, the "Guarantors" and individually, a "Guarantor"), and Bank of America, N.A., a national banking association, as administrative agent for the Lenders (as defined herein) and its successors as agent for the Lenders (in such capacity, and together with its successors as agent for the Lenders, the "Administrative Agent").

         A. The Borrower is a party to that certain Amended and Restated Credit Agreement dated as of November 8, 2005 by and among the Borrower, each lender from time to time party thereto (collectively, the "Lenders" and individually, a "Lender") and Bank of America, N.A., a national banking association, as Administrative Agent, Swing Line Lender and an L/C Issuer (as amended, restated, modified, renewed, supplemented or extended from time to time, the "Credit Agreement").

         B. The Guarantors are each a party to that certain Amended and Restated Continuing Guaranty dated as of November 8, 2005 (as amended, restated, modified, renewed, supplemented or extended from time to time, the "Guaranty"), pursuant to which each Guarantor guaranteed, among other things, the full and punctual payment or performance when due of all advances to, and debts, liabilities, obligations, covenants and duties of the Borrower arising under the Credit Agreement.

         C. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Contribution Agreement.

         D. The Borrower and the Guarantors have entered into the Contribution Agreement in order to induce the Lenders to make Credit Extensions under the Credit Agreement, and pursuant to Section 6.12 of the Credit Agreement, each Domestic Subsidiary that becomes a Material Subsidiary and each Subsidiary designated a Designated Subsidiary is required to enter into the Contribution Agreement as a Guarantor upon becoming a Material Subsidiary or a Designated Subsidiary, as applicable.

         E. The undersigned Subsidiary (the "New Guarantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Contribution Agreement in consideration for the Lenders (including the Swing Line Lender) and the L/C Issuers to make Credit Extensions under the Credit Agreement.

         Accordingly, the New Guarantor agrees as follows:

         1. In accordance with Section 17 of the Contribution Agreement, the New Guarantor by its signature below becomes a Guarantor under the Contribution Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Contribution Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a "Guarantor" in the Contribution Agreement shall be deemed to include the New Guarantor. The Contribution Agreement is hereby incorporated herein by reference.

         2. The New Guarantor represents and warrants to the Administrative Agent, the Lenders and the L/C Issuers that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors' rights generally.

         3. This Supplement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Supplement by telecopy shall be effective as delivery of a manually executed counterpart of this Supplement.

         4. Except as expressly supplemented hereby, the Contribution Agreement shall remain in full force and effect.

         5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF WASHINGTON.

         6. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         7. All communications and notices hereunder shall be in writing and given as provided in Section 8 of the Contribution Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below.

         8. The New Guarantor agrees to reimburse the Administrative Agent for its out-of-pocket expenses (including Attorney Costs) incurred in connection with this Supplement.

         9. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

         IN WITNESS WHEREOF, the New Guarantor has executed this Supplement by its duly authorized officer as of the day and year first above written.

                                           [NEW GUARANTOR]


                                           By:
                                                    ---------------------------
                                           Name:
                                                    ---------------------------
                                           Title:
                                                    ---------------------------
                                           Address:
                                                    ---------------------------


Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent


By:
       -------------------------
Name:
       -------------------------
Title:
       -------------------------

                                                                       EXHIBIT H

                              FORM OF LEGAL OPINION

                                November 8, 2005

To the Lenders named on
Schedule A attached hereto

Bank of America, N.A.,
as Administrative Agent

Re:      Amended and Restated Credit Agreement

Ladies and Gentlemen:

         We have acted as counsel to Schnitzer Steel Industries, Inc., an Oregon corporation (the "Borrower"), and as counsel to Cascade Steel Rolling Mills, Inc., an Oregon corporation ("Cascade"), Norprop, Inc., an Oregon corporation ("Norprop"), General Metals of Tacoma, Inc., a Washington corporation ("General Metals"), Joint Venture Operations, Inc., a Delaware corporation ("JV Operations"), Manufacturing Management, Inc., an Oregon corporation ("Manufacturing"), Proler International Corp., a Delaware corporation ("Proler International"), Proler Steel, Inc., a Delaware corporation ("Proler Steel"), Proleride Transport Systems, Inc., a Delaware corporation ("Proleride"), Prolerized New England Company, a New York general partnership ("Prolerized"), Schnitzer Global Exchange Corp., a Delaware corporation ("Global Exchange"), Pick-N-Pull Auto Dismantlers, a California general partnership ("Auto Dismantlers"), Greenleaf Auto Recyclers, LLC, a Delaware limited liability company ("Greenleaf"), Pick and Pull Auto Dismantling, Inc., a California corporation ("Auto Dismantling"), PNP Commercial Acquisition, LLC, a Delaware limited liability company ("PNP"), Regional Recycling, Inc., an Oregon corporation ("Regional Recycling"), Schnitzer Southeast, LLC, a Georgia limited liability company ("Southeast"), TTS Recycling LLC, a Delaware limited liability company ("TTS"), Schnitzer Steel Hawaii Corp., a Delaware corporation ("Schnitzer Steel Hawaii"), and Pick-N-Pull Auto Dismantlers, Stockton, LLC, a California limited liability company ("PNP Stockton" and together with Cascade, Norprop, General Metals, JV Operations, Manufacturing, Proler International, Proler Steel, Proleride, Prolerized, Global Exchange, Auto Dismantlers, Greenleaf, Auto Dismantling, PNP, Regional Recycling, Southeast, TTS, and Schnitzer Steel Hawaii, collectively, the "Guarantors" and individually, a "Guarantor"), in connection with the transactions contemplated by the Amended and Restated Credit Agreement dated as of November 8, 2005 (the "Restated Credit Agreement") among the Borrower, Bank of America, N.A., a national banking association ("Bank of America"), Wells Fargo Bank, National Association, a national banking association ("Wells Fargo"), U.S. Bank National Association, a national banking association ("U.S. Bank"), the Bank of Tokyo-Mitsubishi, Ltd., a banking corporation organized under the laws of Japan ("BTM"), Citicorp USA, Inc., a Delaware corporation ("Citicorp"), First Hawaiian Bank, a Hawaii corporation ("First Hawaiian"), Comerica West Incorporated, a Delaware corporation ("Comerica"), HSBC Bank USA, N.A., a national banking association ("HSBC Bank"), JPMorgan Chase Bank, N.A., a national banking association ("JPMorgan Chase"), The Northern

Trust Company, an Illinois banking corporation ("Northern Trust"), PNC Bank, National Association, a national banking association ("PNC Bank" and together with Bank of America, Wells Fargo, U.S. Bank, BTM, Citicorp, First Hawaiian, Comerica, HSBC Bank, JPMorgan Chase and Northern Trust collectively, the "Lenders" and individually, a "Lender"), and Bank of America, N.A. as administrative agent for the Lenders (the "Administrative Agent") and as Swing Line Lender and L/C Issuer. This opinion letter is provided to you at the request of the Borrower pursuant to Section 4.01(a)(v) of the Restated Credit Agreement. Capitalized terms used and not otherwise defined in this opinion letter have the meanings defined in the Restated Credit Agreement.

         The law covered by the opinions expressed herein is limited to the laws of the States of Washington and Oregon, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, New York State Partnership Law, the California Corporations Code, the California Limited Liability Company Act (also known as the Beverly-Killea Limited Liability Company Act), the California Uniform Partnership Act, the Georgia Limited Liability Company Act and the federal laws of the United States of America.

         This opinion letter is to be interpreted in accordance with the Guidelines for the Preparation of Closing Opinions issued by the Committee on Legal Opinions of the American Bar Association's Business Law Section as published in 57 Business Lawyer 875 (February 2002).

         A. LOAN DOCUMENTS AND MATTERS EXAMINED

         In connection with this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates and statements of government officials, officers and other representatives of the persons referred to therein, and such other documents, as we have deemed relevant or necessary as the basis for the opinions herein expressed, including the following:

         A-1 Restated Credit Agreement.

         A-2 Amended and Restated Promissory Note (Committed Loans) dated November 8, 2005 from the Borrower payable to the order of Bank of America in the principal sum of $65,000,000.

         A-3 Amended and Restated Promissory Note (Committed Loans) dated November 8, 2005 from the Borrower payable to the order of Wells Fargo in the principal sum of $60,000,000.

         A-4 Amended and Restated Promissory Note (Committed Loans) dated November November 8, 2005 from the Borrower payable to the order of U.S. Bank in the principal sum of $50,000,000.

         A-5 Amended and Restated Promissory Note (Committed Loans) dated November 8, 2005 from the Borrower payable to the order of BTM in the principal sum of $40,000,000.

         A-6 Amended and Restated Promissory Note (Committed Loans) dated November 8, 2005 from the Borrower payable to the order of Citicorp in the principal sum of $35,000,000.

         A-7 Amended and Restated Promissory Note (Committed Loans) dated November 8, 2005 from the Borrower payable to the order of First Hawaiian in the principal sum of $25,000,000.

         A-8 Amended and Restated Promissory Note (Committed Loans) dated November 8, 2005 from the Borrower payable to the order of Comerica in the principal sum of $25,000,000.

         A-9 Amended and Restated Promissory Note (Committed Loans) dated November 8, 2005 from the Borrower payable to the order of HSBC Bank in the principal sum of $25,000,000.

         A-10 Amended and Restated Promissory Note (Committed Loans) dated November 8, 2005 from the Borrower payable to the order of JPMorgan Chase in the principal sum of $25,000,000.

         A-11 Amended and Restated Promissory Note (Committed Loans) dated November 8, 2005 from the Borrower payable to the order of Northern Trust in the principal sum of $25,000,000.

         A-12 Amended and Restated Promissory Note (Committed Loans) dated November 8, 2005 from the Borrower payable to the order of PNC Bank in the principal sum of $25,000,000.

         A-13 Amended and Restated Promissory Note (Swing Line Loans) dated November 8, 2005 from the Borrower payable to the order of Bank of America in the principal sum of $25,000,000.

         A-14 Amended and Restated Continuing Guaranty dated November 8, 2005 (the "Guaranty") from the Guarantors to the Lenders, the L/C Issuers and Administrative Agent.

         A-15 Indemnity, Subrogation and Contribution Agreement dated November 8, 2005 (the "Contribution Agreement") made by the Borrower, the Guarantors and the Administrative Agent.

         The documents listed in A-1 through A-13 are herein collectively referred to as the "Borrower Documents." The Borrower Documents, together with the documents listed in A-14 and A-15 are herein collectively referred to as the "Loan Documents."

         B. ASSUMPTIONS

         For purposes of this opinion letter, we have relied on the following assumptions:

         B-1 The Borrowings and other Credit Extensions will be used solely for commercial or business purposes permitted under the Restated Credit Agreement, and no portion of the Borrowings or any other Credit Extensions will be used in any respect, directly or indirectly, for personal, family or household purposes.

         B-2 All conditions precedent to the effectiveness of the Loan Documents have been satisfied or waived.

         B-3 The Credit Extensions may reasonably be expected to benefit, directly or indirectly, the Guarantors and the each Guarantor has received adequate and sufficient consideration and will derive adequate and sufficient benefit in respect of its obligations under its respective Guaranty.

         B-4 The "policies" referred to in Section 2.03(a)(iii)(B) of the Restated Credit Agreement are policies of general application and will be applied by the L/C Issuer in good faith and without discrimination against the Borrower.

         B-5 The parties who may exercise "sole discretion" in connection with
Section 3.01(f) of the Restated Credit Agreement or Section 13(e) of the Guaranty will exercise that discretion in good faith and without discrimination against the Borrower or any Guarantor, as the case may be.

         Whenever a statement herein is qualified by the phrase "to our knowledge," or by any other similar phrase, or where it is noted that nothing has been brought to our attention, it means that the opinion stated is based solely on the conscious awareness of information by one or more of the following persons as to the matters being opined on: (i) the attorney who signs this opinion letter and (ii) the attorney at our firm who is principally in charge of our representation of the Borrower and the Guarantors. We have not undertaken any investigation to determine the accuracy of the matters covered by any such statement and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation. No inference as to our knowledge of any matters bearing on the accuracy of the facts underlying any such statement should be drawn from the fact of our representation of the Borrower and the Guarantors.

         C. OPINIONS

         Based on the foregoing examinations and assumptions and subject to the qualifications and exclusions stated below, we are of the opinion that:

         C-1 The Borrower is a corporation duly incorporated and validly existing under Oregon law and is duly qualified to do business as a foreign corporation in California and Washington.

         C-2 The Borrower has corporate power and corporate authority to enter into, and to perform its obligations under, each of the Borrower Documents and the Contribution Agreement.

         C-3 The Borrower has authorized, by all necessary corporate action on the part of the Borrower, the execution and delivery of, and the consummation of the transactions contemplated by, each of the Borrower Documents and the Contribution Agreement, and the Borrower has executed and delivered each of the Borrower Documents and the Contribution Agreement.

         C-4 Each of the Borrower Documents and the Contribution Agreement constitutes the valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

         C-5 Cascade, Norprop, Manufacturing and Regional Recycling are each a corporation duly incorporated and validly existing under Oregon law; General Metals is a corporation duly incorporated and validly existing under Washington law; Prolerized was formed as a general partnership in New York and has not been dissolved; Auto Dismantlers was formed as a general partnership in California and has not been dissolved; Auto Dismantling is a corporation duly incorporated and validly existing under California law; PNP Stockton is a limited liability company duly organized and validly existing under California law; Southeast is a limited liability company duly organized and validly existing under Georgia law; JV Operations, Proler International, Proler Steel, Proleride, Global Exchange and Schnitzer Steel Hawaii are each a corporation and are each duly incorporated and validly existing under Delaware law; and Greenleaf, PNP and TTS are each limited liability companies and are each duly organized and validly existing under Delaware law.

         C-6 Each Guarantor has corporate, partnership or limited liability company power and corporate, partnership or limited liability company authority, as the case may be, to enter into, and to perform its obligations under, the Guaranty and the Contribution Agreement.

         C-7 Each Guarantor has authorized, by all necessary corporate, partnership or limited liability company action on the part of such Guarantor, the execution and delivery of, and the consummation of the transactions contemplated by, the Guaranty and the Contribution Agreement, and each Guarantor has executed and delivered the Guaranty and the Contribution Agreement.

         C-8 The Guaranty and Contribution Agreement constitute the valid and binding obligation of each Guarantor, enforceable against each Guarantor in accordance with its terms.

         C-9 To our knowledge, except as disclosed in Schedule 5.06 to the Restated Credit Agreement, there are no actions or proceedings against the Borrower or any Guarantor pending before any court, government agency or arbitrator, or overtly threatened in writing, that seek to affect the enforceability of any of the Loan Documents or that, if adversely determined against the Borrower or any of the Guarantors, would materially and adversely affect the ability of the Borrower or any of the Guarantors to comply with their respective material obligations under the Loan Documents.

         C-10 The execution and delivery by the Borrower of, and the consummation of the transactions contemplated by, each of the Loan Documents do not (a) violate the Borrower's Articles of Incorporation or Bylaws, or (b) to our knowledge, breach or otherwise violate any existing obligation of the Borrower under any court order that names the Borrower and is specifically directed to it or its property.

         C-11 The execution and delivery by each Guarantor of, and the consummation of the transactions contemplated by, the Guaranty and Contribution Agreement do not (a) violate any Guarantor's Articles of Incorporation or Bylaws, or (b) to our knowledge, breach or otherwise

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violate any existing obligation of any Guarantor under any court order that names the Borrower and is specifically directed to it or its property.

         C-12 The execution and delivery by the Borrower of, and the consummation of the transactions contemplated by, each of the Borrower Documents and the Contribution Agreement are not prohibited by, nor do they subject the Borrower to the imposition of a fine, penalty or other similar sanction for a violation under, any applicable statutes or regulations.

         C-13 The execution and delivery by the Guarantors of, and the consummation of the transactions contemplated by, the Guaranty and the Contribution Agreement are not prohibited by, nor do they subject any Guarantor to the imposition of a fine, penalty or other similar sanction for a violation under, any applicable statutes or regulations.

         C-14 Neither the Borrower nor any Person that Controls the Borrower (a) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (b) is, or is required to be registered as, an "investment company" under the Investment Company Act of 1940, as amended.

         C-15 The provisions of the Loan Documents (without regard to any provisions thereof limiting the payment of interest or any other sums thereunder to the highest rate permitted by applicable law or any similar savings provisions) do not violate any applicable statute of the State of Washington relating to usury.

         D. QUALIFICATIONS, EXCLUSIONS AND LIMITATIONS

         The opinions set forth herein are subject to the following qualifications:

         D-1 The effect of bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally, and the effect of general principles of equity, whether applied by a court of law or equity.

         D-2 Without limiting the other qualifications set forth in this opinion letter, certain provisions contained in the Loan Documents may not be enforceable, but such unenforceability will not render any of the Loan Documents invalid as a whole or preclude:

                  (i) judicial enforcement of the obligations of the Borrower to repay the principal amount of the Loans, to reimburse the L/C Issuers for amounts drawn under a Letter of Credit and to pay interest (to the extent not deemed a penalty) on the principal amount of the Loans and on the unreimbursed amounts drawn under a Letter of Credit, all as provided in the Restated Credit Agreement; or

                  (ii) acceleration of the obligation of the Borrower to repay the principal amount of the Loans or to reimburse the L/C Issuers for amounts drawn under a Letter of Credit, upon default by the Borrower in the payment of such principal or such drawn amounts, or upon continuing material default by the Borrower in the performance of any other enforceable obligation of the Borrower under the Borrower Documents or

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         the Contribution Agreement (to the extent the Credit Documents provide for such acceleration) and upon notice to the Borrower of such acceleration.

         D-3 No opinion is expressed herein as to indemnification provisions of the Loan Documents to the extent any indemnification provided for therein is for the negligence of any indemnified person, any violation of law by the indemnified person or might otherwise be determined to violate public policy.

         D-4 No opinion is given regarding the enforceability of the parties' choice of Washington law in the Loan Documents.

         D-5 The enforceability of the Guaranty and of the Contribution Agreement will be subject to Washington case law to the effect that each Guarantor may be exonerated if the Lenders alter the original obligation of the Borrower, fail to inform such Guarantor of material information pertinent to the Borrower, elect remedies that may impair the subrogation rights of such Guarantor against the Borrower, or otherwise take any action that materially prejudices such Guarantor unless, in any such case, such Guarantor validly waives such rights or the consequences of any such action. We express no opinion as to whether the Guaranty or the Contribution Agreement contain an express and specific waiver of each exoneration defense the Guarantors might assert or if any particular waiver would be enforceable.

         D-6 No opinion is given as to the enforceability of the purported waiver of jury trial or the provisions relating to venue in the Loan Documents.

         D-7 No opinion is given regarding the enforceability of attorneys' fees provisions that provide for an award of fees to other than the prevailing party or the amount of attorneys' fees that may be awarded.

         D-8 We express or imply no opinion regarding the accuracy of any representation in the Loan Documents, the financial status of any of the Loan Parties or any person's ability to perform any obligations under the Loan Documents.

         D-9 The courts of the State of Washington may consider extrinsic evidence of the circumstances surrounding the negotiation and execution of such Loan Documents to ascertain the intent of the parties in using the words in the Loan Documents, regardless of the presence or absence of ambiguity, and regardless of a statement by the parties that the written agreement constitutes an integrated expression of their agreement. Our opinions in paragraph C-4 and C-8 are expressly qualified to the extent that determination of the intent of the parties based on evidence other than the words used in the Loan Documents, would lead to a result differing from our opinion.

         This opinion letter is delivered as of its date and without any undertaking to advise you of any changes of law or fact that occur after the date of this opinion letter even though the changes may affect the legal analysis, a legal conclusion or information confirmed in this opinion letter.

         A copy of this opinion letter may be delivered by you to subsequent assignees and participants permitted under the Restated Credit Agreement, and such persons may rely on this opinion letter as if it were addressed and had been delivered to them on the date hereof. Subject

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to the foregoing, this opinion letter is rendered only to you and is solely for your benefit in connection with the transaction contemplated by the Loan Documents. This opinion letter may not be used or relied on for any other purpose or by any other person without our prior written consent.


                                           Very truly yours,


                                           STOEL RIVES LLP





























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                                   SCHEDULE A
                                   ----------


Bank of America, N.A.,                      Bank of America, N.A.
as Administrative Agent                     Commercial Banking
Commercial Agency Management                Mail Code:  WA1-501-36-06
Mail Code: WA1 501 37 20                    800 Fifth Avenue, Floor 36
800 Fifth Avenue, Floor 37                  Seattle, Washington  98104
Seattle, Washington  98104                  Attn:   Timothy G. Holsapple
Attn:     Dora A. Brown                             Senior Vice President
          Vice President

Wells Fargo Bank, National Association      Comerica West Incorporated
Portland Reg. Commercial Banking Office     611 Anton Boulevard, Suite 400
1300 SW Fifth Avenue, Suite 1300            Costa Mesa, California  92626
Portland, Oregon  97201                     Attn:   Don R. Carruth
Attn:     James L Franzen                           Corporate Banking Officer
          Vice President

U.S. Bank National Association              HSBC Bank USA, N.A.
Northwest Corporate Banking Division        601 SW Second Avenue, Suite 1650
111 SW Fifth Avenue, Suite 400              Portland, Oregon  97204
Portland, Oregon  97204                     Attn:   Paul W. Ip
Attn:     Scott J. Bell                             Vice President
          Vice President

The Bank of Tokyo-Mitsubishi, Ltd.          JPMorgan Chase Bank, N.A.
2300 Pacwest Center                         1999 Avenue of the Stars, Suite 2700
1211 SW Fifth Avenue                        Los Angeles, California  90067
Portland, Oregon  97204                     Attn:   Molly Morgan
Attn:     Hiroki Nakazawa                           Vice President
          Vice President & Manager

Citicorp USA, Inc.                          The Northern Trust Company
Citigroup Private Bank                      50 South LaSalle Street
153 East 53rd Street, Floor 18              Chicago, Illinois  60603
New York, New York  10022                   Attn:   Morgan A. Lyons
Attn:     William Douglass                          Vice President
          Vice President

First Hawaiian Bank                         PNC Bank, National Association
Corporate Hawaii Division                   One PNC Plaza
999 Bishop Street, Floor 11                 249 Fifth Avenue
Honolulu, Hawaii  96813                     Pittsburgh, Pennsylvania  15222-2707
Attn:     Morris D. Rabinko                 Attn:   Louis McLinden
          Vice President                            Vice President


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